As filed with the Securities and Exchange Commission on November 6, 2003
                                                     Registration No. 333-109772

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                         SYMBOLLON PHARMACEUTICALS, INC.
                 (Name of Small Business Issuer in Its Charter)

          Delaware                       2834                   36-3463683
  (State or Jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
    of Incorporation or      Classification Code Number)  Identification Number)
       Organization)
                                 37 Loring Drive
                         Framingham, Massachusetts 01702
                                 (508) 620-7676
                   (Address and telephone number of principal
               executive offices and principal place of business)
                                  -------------

                                Paul C. Desjourdy
         President and Chief Operating Officer, Chief Financial Officer
                         Symbollon Pharmaceuticals, Inc.
                                 37 Loring Drive
                         Framingham, Massachusetts 01702
                                 (508) 620-7676
           (Name, Address, and Telephone Number of Agent for Service)
                                  -------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

                         SYMBOLLON PHARMACEUTICALS, INC.

This prospectus relates to the sale of up to 5,000,000 shares of our common stock by our stockholder. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with the selling stockholder, Dutchess Private Equities Fund, L.P., which permits us to "put" up to $10 million in shares of common stock to Dutchess Private Equities Fund. All costs associated with this registration will be borne by us.

         The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol SYMBA.OB. On October 15, 2003, the last reported sale price of our common stock was $.23 per share.

          The selling stockholder is Dutchess Private Equities Fund, L.P. which intends to resell up to 5,000,000 shares of our common stock.

         Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the Investment Agreement. Dutchess will pay us 95% of the average of the three lowest closing bid prices of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. With the exception of Dutchess, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate no later than 36 months after the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of common stock by Dutchess will be placed in escrow, trust or any similar account. For more information on the Investment Agreement with Dutchess, refer to the section of this prospectus titled "Plan of Distribution" beginning on page 14.
                              --------------------

         This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.
                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          Subject to Completion, the date of this Prospectus is , 2003

                                TABLE OF CONTENTS

                                                                          Page

Prospectus Summary........................................................   3
Risk Factors..............................................................   4
Use of Proceeds...........................................................  13
Determination of Offering Price...........................................  14
Dividend Policy...........................................................  14
Plan of Distribution......................................................  14
Capitalization............................................................  19
Selected Consolidated Financial Data......................................  19
Management's Discussion and Analysis of
  Financial Condition and Results of Operations...........................  20
Business..................................................................  23
Description of Property...................................................  33
Legal Proceedings.........................................................  34
Management................................................................  34
Executive Compensation....................................................  37
Certain Transactions......................................................  40
Principal Stockholders....................................................  41
Selling Stockholders......................................................  42
Description of Capital Stock..............................................  43
Shares Eligible for Future Sale...........................................  44
Transfer Agent and Registrar..............................................  45
Legal Matters.............................................................  45
Experts...................................................................  45
Additional Information....................................................  46
Index to Financial Statements............................................. F-1

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision.

Symbollon Pharmaceuticals, Inc.

         We are a Delaware corporation originally incorporated in Illinois in 1986. We engage in the development and commercialization of propriety iodine-based formulations. We currently manufacture a bovine teat sanitizer, marketed as "IodoZyme(R)". IodoZyme is marketed in the dairy industry by West Agro, Inc. of Kansas City, MO under an exclusive worldwide license.

         We are in clinical development of a treatment, referred to as "IoGen(TM), for the treatment of cyclic pain and tenderness associated with fibrocystic breast. We completed a Phase II clinical trial for IoGen with positive results. We are actively seeking the resources necessary to continue clinical development of IoGen. We are pursuing possible corporate relationships, public and private grants and additional financing as possible ways to allow the IoGen clinical development to continue. We believe our technology has other potential product opportunities, but a lack of resources has not allowed us to pursue active development of those opportunities.

Our principal executive offices are located at 37 Loring Drive, Framingham, Massachusetts 01702. Our telephone number is (508) 620-7676. Our website is http://www.symbollon.com. Information on our website is not intended to be incorporated into this prospectus.

The Offering

This offering relates to the resale of up to 5,000,000 shares of our common stock by Dutchess Private Equities Fund, L.P. We have entered into an Investment Agreement also referred to as an Equity Line of Credit with Dutchess Private Equities Fund. That agreement provides that, following notice to Dutchess, we may put to Dutchess up to $10 million in shares of our common stock for a purchase price equal to 95% of the average of the three lowest closing bid prices on the Over-the-Counter Bulletin Board of our common stock during the five-day period following that notice. The number of shares that we will be permitted to put pursuant to the Investment Agreement will be limited by our common stock's trading volume and other factors set forth in the Investment Agreement. In turn, Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions.

Use of Proceeds

         We will not receive any proceeds from this offering.

Our Capital Structure and Shares Eligible for Future Sale

         The following table outlines our capital stock as of the date of this prospectus:

         Common Stock outstanding
              Before the offering........................4,196,204 shares(1)
              After the offering.........................9,196,204 shares(1)(2)

         (1) Assuming no exercise of outstanding options to purchase up to 762,500 shares of common stock pursuant to previous grants made to our officers and directors.
         (2) Assumes that we put 5,000,000 shares to Dutchess during the term of the Investment Agreement.

Summary Consolidated Financial Information

         The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.


                                                  Six Months Ended                             Years Ended
                                                      June 30,                                 December 31,
                                         -----------------------------------         ---------------------------------

                                             2003                 2002                   2002                2001
                                         -------------        --------------         -------------       -------------
Sales                                 $       76,434      $        203,596       $      379,254      $      237,914
Net Loss                                    (377,881)             (315,386)            (601,853)         (1,377,274)

Net Loss Per Share                              (.09)                 (.08)                (.14)               (.33)

Working Capital                              919,695             1,562,760            1,304,681           1,885,701
Total Assets                               1,487,851             2,128,637            1,849,251           2,527,449
Deficit                                   (9,268,428)           (8,604,080)          (8,890,547)         (8,288,694)
Total Shareholders Equity                  1,336,401             2,000,748            1,714,282           2,305,304

Total Number of Issued Common Shares       4,196,204             4,196,204            4,196,204           4,186,204


                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

RISKS ABOUT OUR BUSINESS

We expect to incur additional losses in the future that will require us to raise funding

         We have incurred a cumulative operating loss of $9,268,428 through June 30, 2003. Our losses have resulted principally from costs incurred in research and development activities related to our efforts to develop IodoZyme, IoGen and other potential product formulations, and from the associated administrative and patent costs. We expect to incur additional operating losses over the next several years and expect cumulative losses to increase. In the next few years, our revenues may be limited to sales of IodoZyme and any amounts received under research or development collaborations that we may establish.

         Based on the current status of our development efforts, we will not receive revenues or royalties from commercial sales of our drugs under development for a significant number of years, if at all. For at least the next few years, we expect our revenues to be less than our expenses. We will therefore need to raise additional funding or enter into a relationship with a corporate partner to sustain our operations. If we fail to achieve profitable operations, raise additional funding to cover losses, or enter into a corporate partner relationship, we will not be able to sustain operations.

Sales from our only product have significantly decreased and our marketing partner may choose to discontinue offering it for sale

Our only source of revenue is from a licensing relationship with West Agro, Inc. covering IodoZyme. They can terminate their collaboration with us at any time. Sales of IodoZyme have significantly decreased in 2003. Based on the sudden decrease in the sales volume of IodoZyme, it is possible that West Agro may exercise their termination right. If that happens, and we are not able to enter into new relationships, our revenues for 2003 and beyond will significantly decrease.

We could go out of business and you may lose your investment if we are unable to commercialize a new product

         Since our inception, we have engaged in limited business activities attempting to develop products based on our technology. To date, we have only commercialized one product, IodoZyme. IodoZyme sales are not significant enough to support our operations. The development of our other product opportunities will require further capital investments, development and regulatory approvals. We may be faced with problems, delays, expenses and difficulties, which are typically encountered by companies in an early stage of development, many of which may be beyond our control. These include, but are not limited to, unanticipated problems and costs related to development, regulatory compliance, production, marketing, economic and political factors and competition. If we are not able to commercialize a new product, we could go out of business and you may lose your investment.

If we are not able to enter into a corporate licensing relationship covering IoGen, it will be difficult to commercialize IoGen

         We estimate that the cost to complete the development of IoGen will be approximately $20 million. We do not have enough resources to support further clinical development of IoGen. Based on the present price and trading volume of our stock, it will be difficult for us to raise the additional capital to fund the development of IoGen. We have been seeking a corporate licensing partner for IoGen for several years, and have not been able to finalize a relationship. Given the large amount of resources required to complete the clinical development of IoGen, we will need to enter into a licensing relationship to commercialize IoGen.

We have limited data that IoGen will effectively treat fibrocystic breast disease

         We did not conduct any animal or human studies to evaluate the potential effectiveness of IoGen before launching the Phase II trial. The Phase II clinical trial that we completed in 2000 generated the first data regarding the effectiveness of IoGen. The primary purpose of the Phase II trial was to evaluate the safety of IoGen. We believe that the Phase II data concerning the drug's effectiveness indicate that IoGen can successfully treat cyclic pain and tenderness associated with fibrocystic breast, but we need to establish IoGen's effectiveness in two well-controlled clinical trials. We estimate that our investment in the IoGen development program has exceeded $3 million. We expensed these development costs as incurred. We do not have the necessary resources to fund further clinical trials for IoGen. If we are not able to secure the necessary resources or enter into a relationship with a corporate partner, our financial situation may force us to discontinue the IoGen development program.

If we cannot raise additional funds or find a corporate partner for IoGen, then we will have to limit or cease our future activities

         We have adequate cash resources to continue our base operations through 2004. However, we do not have sufficient resources to initiate the IoGen Phase III clinical trials or any other remaining development activities required to commercialize IoGen. We will require substantial additional funds if we are to continue the clinical development of IoGen or pursue the development of additional products. We currently estimate that approximately $20 million will be required over the next three years to complete the clinical development of IoGen.

         We intend to seek additional funds for such future product development through public or private financing or collaborative or other arrangements with corporate partners. We have not been able to enter into a new corporate relationship since 1997. We believe that before we can enter into any significant new relationships, we will have to generate clinical results on our potential drugs. Our limited financial resources may require us to finance the cost of generating these results. During 1999, when we last sought financing, we had difficulty raising funds by selling equity. We obtained stockholder approval to sell up to 1,250,000 shares, with a like number of warrants. We were only able to sell 836,685 shares and warrants.

         Our common stock was delisted from the Nasdaq SmallCap market in December 2002. Our common stock is currently traded on the OTC Bulletin Board, is thinly traded, and is subject to the "penny stock rules." There is very little market support for our common stock. So long as these conditions exist, future financings will continue to be difficult. This could impact the terms and conditions upon which we are able to sell securities and raise funds. In light of our depressed stock price, and any funds raised through equity financing would be dilutive to our existing stockholders. If adequate funds are not available when needed, we would be forced to limit the scope of our development or perhaps cease operations. We cannot assure you that we will be able to raise the necessary financing on acceptable terms, or at all, or succeed in entering into a corporate partnering relationship.

We lack the resources to conduct the necessary clinical trials required prior to commercial sales of our potential drugs

         Any drug candidates we develop will require significant additional research and development efforts, including extensive preclinical (animal and in vitro data) and clinical testing and regulatory approval, prior to commercial sale. Our only active drug development effort is IoGen. We must pay for all future clinical trials concerning IoGen. Our ability to conduct the necessary clinical trials depends on our generating the resources required to pay for this from future revenues, financings or licensing relationships. We may not be able to generate the necessary financial resources or enter into the necessary relationships.

We may lose control over development and commercialization of drugs after we license them

         A key element of our strategy has been to fund most of our product development programs through collaborative agreements with larger pharmaceutical companies. As part of these licensing relationships we may have to grant to the other party control over the development and commercialization process. For example, a potential corporate partner may be responsible for:

         o     conducting preclinical and clinical trials;
         o     obtaining required regulatory approvals of drug candidates;
         o     manufacturing any resulting products; and
         o     commercializing any resulting products.

         The potential corporate partner may not be obligated to develop or commercialize any drug candidates under the collaboration. The potential corporate partner alone could control the amount and timing of resources dedicated by it to the program. Accordingly, the potential corporate partner would control the development program. Moreover, the potential corporate partner may view certain drug candidates developed utilizing Symbollon's technology as competitive with its own drugs or drug candidates. Accordingly, the potential corporate partner may develop its existing or alternative technologies in preference to the drug candidates based on our technology. In addition, the potential corporate partner may have the right to terminate the relationship at any time. Without the involvement of a corporate partner, our limited resources would severely hamper our ability to develop a product.

         IodoZyme's future growth and profitability will depend, in large part, on the success of West Agro's personnel and others conducting marketing efforts on their behalf in fostering acceptance of IodoZyme as an alternative to other available products. West Agro also markets and distributes products which compete directly with IodoZyme.

If a competitive drug is marketed to treat fibrocystic breast disease prior to IoGen, then the potential market opportunity for IoGen will be adversely affected

         The only drug approved by the United States Food and Drug Administration (commonly called FDA) for the treatment of fibrocystic breast disease is danazol, a masculinizing hormone. We are aware of one company, Mimetix Inc., that has conducted human clinical trials in the United States and Canada utilizing an iodine-based compound for the treatment of fibrocystic breast disease. If Mimetix, or any other competitor, receives marketing approval for its drug compound before we do, they may achieve a significant competitive advantage by being first to market and through certain marketing exclusivity rights, which could extend up to seven years. This would delay our ability to receive marketing approval.

IodoZyme could become subject to FDA marketing clearance that could affect our ability to market IodoZyme

         Teat sanitizers, although considered animal drugs by the FDA, do not currently require clearance by the FDA prior to marketing. The FDA, however, issued draft guidelines in 1993 governing teat dips and it is possible that if such guidelines are adopted that IodoZyme will require clearance by the FDA in the future. Required compliance with these guidelines or other FDA requirements which may be adopted, would have a significant adverse effect on the marketing of IodoZyme and, consequently, on our results of operations.

We have no marketing experience within our company

         Although we have no present plans to do so, we may, in the future, determine to directly market certain of our proposed products. We have no marketing experience and significant additional capital expenditures and management resources would be required to develop a direct sales force. In the event we elect to engage in direct marketing activities, we might have difficulty obtaining the requisite funds or attracting and retaining the human resources necessary to successfully market any products.

We depend on our two employees for our future success; the loss of either of them could adversely effect our ability to succeed

         Our success depends to a significant extent on the performance and continued service of our two employees, our Chief Executive Officer, Jack H. Kessler, Ph.D. and our President and Chief Operating Officer, Mr. Paul C. Desjourdy. The loss of the services of either of our senior officers would disrupt our operations and would adversely effect our efforts to commercialize new products while we worked to replace those employees. We do not maintain "key man" life insurance on any of our employees. As a result, if any of our key employees were to die or become unable to provide services for us, our operations would be disrupted and we would have no means of recovering any resulting losses.

Because our iodine-based products may stain or corrode some surfaces, potential applications for our products may not be possible

         An important aspect of our present and future product candidates is that they must be compatible with the surfaces with which they come into contact. We have ceased efforts to develop products that clean germs from certain medical and dental instruments as a result of staining and corrosion caused by the required concentrations of iodine in the formulations. We continue to investigate the balance between the level of efficacy and the need to avoid staining and corrosion. For any proposed product application, staining or corrosion from a product candidate could be sufficient to limit or forestall regulatory approval or, if approved, could adversely affect market acceptance of such product. We might not be successful in overcoming these staining and corrosion problems.

Our use of hazardous materials in our development and commercial efforts exposes us to material potential liability

         Our manufacturing and development activities involve the controlled use and shipment of hazardous chemicals and other materials. Although we believe that our safety procedures for handling, shipping and disposing of such materials comply with the standards prescribed by federal, state and local regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources. There can be no assurance that current or future environmental or transportation laws, rules, regulations or policies will not have a material adverse effect on us.

We may never receive a benefit from our net operating losses

         We have not recognized any benefit from the future use of existing NOL carryforwards. We have not recognized any such benefit because our evaluation of all the available evidence does not indicate that it is more likely than not that we will generate sufficient future taxable income to realize such benefit. We had consolidated federal income tax NOL carryforwards of approximately $8.7 million at December 31, 2002. Our NOL carryforwards will begin to terminate in 2008 to the extent they have not been used to reduce taxable income prior to such time. Our ability to use our NOL carryforwards to reduce taxable income is dependent upon, among other things, our not experiencing an "ownership change" of more than 50 percent during any three-year testing period as defined in the Internal Revenue Code. While we have not made the necessary determination, we may have experienced an ownership change in the past, and could every likely experience an ownership change from future sales of our securities. If we have, or if we do, experienced an ownership change, of more than 50 percent as defined in the Internal Revenue Code, it could substantially limit the availability of our NOL carryforwards.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

"Penny Stock" rules may make buying or selling our securities difficult

         Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Existing stockholders may experience significant dilution from the sale of securities pursuant to our Investment Agreement with Dutchess

         The sale of shares pursuant to our Investment Agreement with Dutchess will have a dilutive impact on our stockholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

Dutchess will pay less than the then-prevailing market price of our common stock which may cause our stock price to decline

         The common stock to be issued under our agreement with Dutchess will be purchased at a 5% discount to the average of the three lowest closing bid prices for the five days immediately following our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline and you may not be able to sell our stock for more than you paid for it.

Our securities have been thinly traded on the over-the-counter bulletin board, which may not provide liquidity for our investors

         Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

We may not be able to access sufficient funds under the equity line of credit with Dutchess when needed

         We will depend on external financing to fund our planned expansion. We expect that these financing needs will be primarily met by our agreement with Dutchess. However, due to the terms of the Investment Agreement, this financing may not be available in sufficient amounts or at all when needed. As a result, we may not be able to continue our business as planned.

Investors must contact a broker-dealer to trade over-the-counter bulletin board securities. As a result, you may not be able to buy or sell our securities at the times that you may wish

         Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders an order to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We do not intend to pay dividends in the foreseeable future, therefore, you may never see a return on your investment

         We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors. Therefore, you may never see a return on your investment. Investors who anticipate a need for immediate income from their investment should not purchase the securities offered in this prospectus.

The seller stockholder intends to sell its shares of stock in the market

         The selling stockholder has indicated that it intends to sell in the public market the shares of common stock being registered in this offering. Such sales are likely to cause our stock price to decline.

The anticipation of significant sales of our stock in this offering could result in short selling by third parties, which could cause our stock price to decline

         The anticipation of significant sales by the selling shareholder could result in short sales by third parties. If there is not a corresponding demand for our stock, then our stock price would decline.

We may sell additional shares in the future, which could cause the price of our securities to decline

         We currently have 18,750,000 shares of Class A Common Stock, 1,250,000 shares of Class B Common Stock and 5,000,000 shares of preferred stock authorized. As a result, we have substantial amounts of authorized but unissued capital stock. Our Amended Certificate of Incorporation and applicable provisions of Delaware law provide that we may issue authorized capital stock at the approval of our Board of Directors, and no stockholder vote or other form of stockholder approval is required for us to issue such capital stock. Consequently, we could issue shares of either class of our common stock or our preferred stock in connection with future financings or acquisitions or in conjunction with equity compensation arrangements. The offering prices in connection with those future issuances could be less than the current sales prices of our securities. Any future issuances of any of our securities could cause the trading price of our securities to decline.

                                 USE OF PROCEEDS

         This prospectus relates to the resale of shares of our Class A Common Stock by a party that will become a stockholder pursuant to our exercise of a put right. There will be no proceeds to us from the resale of shares by this party in this offering. However, we will receive proceeds from the sale of shares pursuant to our exercise of the put right.

         The purchase price of the shares purchased under the Investment Agreement will be equal to 95% of the average of the three lowest closing bid price of our Class A Common Stock on the Over-the-Counter Bulletin Board for the five days immediately following the date of our notice of election to exercise our put. In the case of resales by Dutchess, due to the possibility that our stock price may fluctuate during the period between our exercise of the put right and the resale by Dutchess of shares of our Class A Common Stock, the proceeds to Dutchess from its resales of our Class A Common Stock may vary significantly from the proceeds that we will realize from the exercise of our put right.

         The proceeds from our exercise of the put right pursuant to the Investment Agreement will be used for clinical development of IoGen and general working capital (including compensation for executives).

         For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The table assumes the sale price of $0.285 (95% of $0.30 per share) and estimated offering expenses of $20,000.


                                                                           Proceeds         Proceeds
                                                                         If 100% Sold     If 50% Sold
                                                                       ----------------- ---------------
         Gross proceeds                                                      $1,425,000        $712,500
         Estimated offering expenses                                             20,000          20,000
                                                                       ----------------- ---------------

         Net Proceeds                                                        $1,405,000        $692,500
                                                                       ================= ===============

                                                            Priority       Proceeds         Proceeds
                                                            ---------- ----------------- ---------------

         IoGen Clinical Development                            1st          $   905,000        $442,500
         Working capital and general corporate expenses
                                                               2nd              500,000         250,000
                                                                       ----------------- ---------------

                                                                             $1,405,000        $692,500
                                                                       ================= ===============


         Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                         DETERMINATION OF OFFERING PRICE

         The shares of Class A Common Stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares. On October 15, 2003 the last reported sale price of our Class A Common Stock was $.23 per share. Our Class A Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol "SYMBA.OB."

                                 DIVIDEND POLICY

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase any of our securities on the expectation of future dividends.

                              PLAN OF DISTRIBUTION

         This offering relates to the resale of up to 5,000,000 of our Class A Common Stock by Dutchess who will become a stockholder of Symbollon upon the exercise of our put rights under the Investment Agreement.

Dutchess Private Equities Fund, L.P.

         On October 1, 2003, we entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. Pursuant to the Investment Agreement, we may, at our discretion, periodically "put to" or require Dutchess to purchase shares of our Class A Common Stock. The aggregate amount that Dutchess is obligated to pay for our shares shall not exceed $10 million. For each share of Class A Common Stock purchased under the Investment Agreement, Dutchess will pay 95% of the average of the three lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which our Class A Common Stock is traded for the five days immediately following the date on which we give notice to Dutchess of our intention to put such stock. Dutchess is a private limited partnership whose business operations are conducted through its general partner, Dutchess Capital Management, LLC. Our ability to put the shares under the Investment Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

         Pursuant to the Investment Agreement, we may periodically sell or "put" shares of Class A Common Stock to Dutchess to develop IoGen and to fund our working capital needs, by giving notice of Dutchess of our election to exercise the put right. A closing will be held seven trading days after such written notice at which time we will deliver shares of common stock and Dutchess will pay the purchase price for the shares (95% of the average of the three lowest closing price for our shares during the five days following the put notice).

         Subject to a variety of limitations, we may put shares pursuant to the Investment Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to put shares to Dutchess until Dutchess has paid a total of $10 million or until 36 months after the effectiveness of the accompanying Registration Statement, whichever occurs first.

         Among other restrictions, the amount of each advance is subject to a maximum advance amount and based on an average daily volume of our Class A Common Stock. Subject to a $1 million per put cap, the maximum amount of each put exercise is equal to, at our election (I) 200% of the average daily volume of the Class A Common Stock for the 20 trading days prior to the applicable put notice multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (II) $10,000.

         We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the Investment Agreement, in part, because the volume and purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. In a worst case scenario, if we drew down the entire $10 million available under the Investment Agreement in a single advance (which is not permitted under the terms of the Investment Agreement) and the purchase price were equal to 95% of $0.30 per share, then we would issue 35,087,720 shares of our common stock (which represents more shares than currently authorized and would require stockholder approval to increase the number of authorized shares) to Dutchess. As of June 30, 2003, these shares would represent 89% of our outstanding common stock upon issuance.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table on the following page, which shows the number of shares to be issued under the Investment Agreement at a share prices between $0.10 and $1.20 per share.

                        Share Issuance At Various Prices

                                                   Proceeds to be
                                 Number of         obtained from      Total Number of     Percentage of
                                Shares to be    Investment Agreement       Shares             Total
             Share Price         Issued(1)                             outstanding(2)     outstanding(3)
         -------------------- ----------------- --------------------- ----------------- -------------------
                       $0.10         5,000,000               475,000         9,196,204                 54%
                       $0.20         5,000,000               950,000         9,196,204                 54%
                       $0.30         5,000,000             1,425,000         9,196,204                 54%
                       $0.40         5,000,000             1,900,000         9,196,204                 54%
                       $0.50         5,000,000             2,375,000         9,196,204                 54%
                       $0.60         5,000,000             2,850,000         9,196,204                 54%
                       $0.70         5,000,000             3,325,000         9,196,204                 54%
                       $0.80         5,000,000             3,800,000         9,196,204                 54%
                       $0.90         5,000,000             4,275,000         9,196,204                 54%
                       $1.00         5,000,000             4,750,000         9,196,204                 54%
                       $1.10         4,784,689             5,000,000         8,980,893                 53%
                       $1.20         4,385,965             5,000,000         8,582,169                 51%

         (1) Represents the number of shares of common stock to be issued to Dutchess at the prices set forth in the table assuming a draw down between $475,000 and $5,000,000.
         (2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Dutchess.
         (3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding (assuming no exercise of any options).

         Pursuant to the terms of the Registration Rights Agreement that we have entered into with Dutchess, we would be required to register additional shares if we wished to exercise our put right in full (e.g., if we were to sell shares at a time when the lowest closing bid price for our Class A Common Stock was less than $2.00 per share). However, our management does not currently intend to cause the put right to be exercised in a manner that would cause the issuance of more than 5,000,000 shares of Class A Common Stock.

         All proceeds used under the Investment Agreement will be used for development of IoGen and for general working capital purposes (including executive officer compensation). We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $20,000 consisting primarily of professional fees incurred in connection with this registration.

         Under the terms of the Investment Agreement, Dutchess is permitted to sell shares of our Class A Common Stock subject to a put notice in advance of our delivery of the certificates representing the shares to be sold to Dutchess. However, subsequent events (e.g., the withdrawal of the Registration Statement to which this prospectus is a part) may cause the shares that we are to sell to Dutchess upon exercise of a put to cease to be freely trading securities. As a result, the Investment Agreement provides that if the shares to be purchased pursuant to a put become restricted or are no longer freely trading for any reason and, after the applicable closing date, Dutchess purchases shares of our Class A Common Stock in order to make delivery in satisfaction of a sale by Dutchess of our Class A Common Stock (which Dutchess otherwise anticipated it would have made using shares which we would sell to Dutchess pursuant to our exercise of the put), we will reimburse Dutchess for any shortfall realized by Dutchess as a result of its efforts to "cover" such transaction.

         We engaged Park Capital Securities LLC as our placement agent with respect to the securities to be issued under the Equity Line of Credit and for these services will be paid up to $7,500. Park Capital Securities has no affiliation or business relationship with Dutchess.

Plan Of Distribution

         Our selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the shares from time to time

         - at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or
         -    at prices related to such prevailing market prices, or
         -    in negotiated transactions, or
         -    in a combination of such methods of sale.

         The selling stockholder may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholder may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

         The selling stockholder and any broker-dealers who act in connection with the sale of its shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

         On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholder that it and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owner will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholder. All of the foregoing may affect the marketability of our securities.

         On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholder that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owner and any of its affiliates. We have informed the selling stockholder that it may not:

         - engage in any stabilization activity in connection with any of the shares;
         - bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;
         - effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

         We have informed the selling stockholder that it must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

         The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

         In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholder would be able to sell its shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

                                 CAPITALIZATION

         The table below sets forth our capitalization as of June 30, 2003. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", beginning on page 20 of this prospectus and our consolidated financial statements and the related notes beginning on page F-1 of this prospectus.

The following table sets forth our capitalization as of June 30, 2003. The pro forma information includes and accounts for the effects of the anticipated results of the completion of the sale of 2,500,000 shares of our common stock if 50% are put to Dutchess under our Investment Agreement or 5,000,000 shares of our common stock if 100% are put to Dutchess under our Investment Agreement at an assumed offering price of $0.285 per share (95% of $.30 per share), less estimated expenses of the offering.

                                                                          Proforma as         Proforma as
                                                                          adjusted if         adjusted if
                                                    June 30, 2003          50% Put to         100% Put to
                                                                            Dutchess           Dutchess
                                                    --------------- ---- --------------- --- --------------
       Stockholders' equity:
          Class A Common stock;
          $.001 par value; 18,750,000 shares
          authorized; 4,196,204, 6,696,204,
          and 9,196,204 shares issued
          and outstanding at June 30, 2003 adjusted,
          proforma 50% and pro forma 100%,
          respectively                                       4,196                6,696              9,196
          Additional paid-in capital                    11,435,193           12,125,193         12,835,193
          Accumulated deficit                           (9,268,428)          (9,268,428)        (9,268,428)
                                                    ---------------      ---------------     --------------

                                                         2,170,961            2,863,461          3,575,961
          Common stock subscriptions
          receivable                                      (834,560)            (834,560)          (834,560)
                                                    ---------------      ---------------     --------------

       Total stockholders' equity               $        1,336,401            2,028,901          2,741,401
                                                    ===============      ===============     ==============

                      SELECTED CONSOLIDATED FINANCIAL DATA

         You should read the selected financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus. The statement of operations data set forth on the following page for the years ended December 31, 2001 and 2002 and the balance sheet data as of December 31, 2002 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data set forth below for the six months ended June 30, 2002 and 2003 and the balance sheet data as of June 30, 2003 have been derived from unaudited financial statements included elsewhere in this prospectus and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of our financial position and results of operations for such periods. These historical results are not necessarily indicative of results to be expected for any future period.

                                                  Six Months Ended                             Years Ended
                                                      June 30,                                 December 31,
                                         -----------------------------------         ---------------------------------

                                             2003                 2002                   2002                2001
                                         -------------        --------------         -------------       -------------

Sales                                $       76,434       $        203,596       $      379,254      $      237,914
Net Loss                                   (377,881)             (315,386)            (601,853)         (1,377,274)

Net Loss Per Share                             (.09)                  (.08)                (.14)               (.33)

Working Capital                             919,695              1,562,760            1,304,681           1,885,701
Total Assets                              1,487,851              2,128,637            1,849,251           2,527,449
Deficit                                  (9,268,428)            (8,604,080)          (8,890,547)         (8,288,694)
Total Shareholders Equity                 1,336,401              2,000,748            1,714,282           2,305,304

Total Number of Issued Common Shares      4,196,204              4,196,204            4,196,204           4,186,204



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion and analysis of our consolidated financial condition and results of operations together with "Selected Financial Data" and our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements because of certain factors, including, but not limited to, those presented below.

Overview

         Symbollon is a development stage company. Since inception, our efforts have been principally devoted to research and development, securing patent and trademark protection and raising capital, most of which efforts commenced after May 1991. Except for revenue earned since 1995 on sales of IodoZyme, our sole revenue to date has been from licensing arrangements and contract research and development efforts with corporate partners.

Critical Accounting Policies and Estimates

         The following is a discussion of our more significant accounting policies and methods.

         Estimates - The financial statements are prepared in accordance with accounting principles generally accepted in the U.S., which require us to make estimates and assumptions. On an on-going basis, we evaluate our estimates related to the useful lives of fixed and intangible assets. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

         Revenue recognition -Our contract and license fee revenues are based on fixed fee arrangements. Revenues are recognized when all of our obligations under its research and licensing agreements have been performed and collectibility is assured. Product sales are recognized upon shipment.

         Long-lived assets -Long-lived assets, such as intangible assets and property and equipment are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

Results Of Operations

         Six Months Ended June 30, 2003 Compared To Six Months Ended
June 30, 2002

         Symbollon's net loss for the six-month period ended June 30, 2003 was $377,881, reflecting an increase of $62,495 from a net loss of $315,386 in the comparable 2002 period. The increased loss for such period resulted primarily from decreased revenues from product sales, and increased general and administrative expenses. We expect to continue to incur operating losses for the foreseeable future.

         Product revenues from sales of IodoZyme(R) (our bovine teat sanitizer product) for the six-month period ended June 30, 2003 was $76,434, compared to $203,596 in the comparable 2002 period. According to our exclusive marketing partner, orders for IodoZyme have significantly decreased in 2003 due to decreased demand for IodoZyme. At this time, it is not clear whether the market demand for IodoZyme will return. It is possible that IodoZyme's marketing partner may choose to discontinue offering IodoZyme for sale.

         The gross profit margin on product sales for the six-month period ended June 30, 2003 was 8%, compared to 23% in the comparable 2002 period. The decrease in the gross profit margin on product sales for the six-month period ended June 30, 2003 was primarily due to decreased sales volume.

         Research and development expenses for the six-month period ended June 30, 2003 were $141,724, reflecting a decrease from the research and development expenses of $13,926 in the comparable 2002 period. The decrease for the six-month period resulted primarily from decreased costs related to our ongoing development of IoGen and related consulting fees, partially offset by increased salary and related expenses. We anticipate that research and development expenses will remain at current levels for the remainder of 2003.

         General and administrative expenses for the six-month period ended June 30, 2003 was $247,748, reflecting an increase of $28,096, from the general and administrative expenses in the comparable 2002 period. The increase in the general and administrative expenses for the six-month period ended June 30, 2003 was primarily due to increased consulting fees from our relationship with Madison Keats and salary and related expenses due to less manufacturing allocation of such salaries, partially offset by decreased legal and securities listing fees. We anticipate that general and administrative expenses will remain at current levels for the remainder of 2003.

         Our interest income for the six-month period ended June 30, 2003 was $5,605, reflecting a decrease of $6,885, from the interest income in the comparable 2002 period. The decrease resulted from a decrease in available funds for investment and significant decreases in available investment rates.

         Fiscal 2002 versus Fiscal 2001

         Symbollon's net loss in fiscal 2002 was $601,853, reflecting a decrease of $775,421 or 56.3% from a net loss of $1,377,274 in fiscal 2001. This decreased loss resulted primarily from decreased research and development expenses related to the IoGen clinical trials and decreased general and administration expenses, partially offset by decreased interest income.

         Product revenues from sales of IodoZyme increased by $146,340 or 62.8% from $232,914 in fiscal 2001 to $379,254 in fiscal 2002. The increased revenues reflected increase demand for the product.

         Cost of goods sold for IodoZyme increased by $123,414 or 69.3% from $178,121 in fiscal 2001 to $301,535 in fiscal 2002. The gross profit margin on product sales decreased from 23.5% in fiscal 2001 to 20.5% in fiscal 2002.

         Contract revenues were $5,000 in fiscal 2001, compared to none in fiscal 2002. We presently do not have any contractual relationships which will generate contract or license fee revenues in 2003.

         Research and development expenses decreased by $663,577 or 67.8% from $978,679 in fiscal 2001 to $315,102 in fiscal 2002. The decrease resulted from decreased development expenses related to our drug candidate for the treatment of FBD, including consulting fees regarding regulatory matters and clinical costs associated with our carcinogenicity dose-ranging study in rodents and manufacturing scale-up activities. We anticipate that research and development expenses will decrease in 2003 until we are able to secure the resources necessary to continue the clinical development of IoGen.

         General and administrative expenses decreased by $180,415 or 31.8% from $567,125 in fiscal 2001 to $386,710 in fiscal 2002. The decrease resulted primarily from decreased employee salaries and related costs and decreased third party fees and services. We anticipate that general and administrative expenses in 2003 will remain consistent with 2002.

         Our interest income decreased by $86,497 or 79.5% from $108,737 in fiscal 2001 to $22,240 in fiscal 2002. This decrease resulted from a decrease in available funds for investment, coupled with a decrease in the average rate of interest earned throughout 2002.

Liquidity And Capital Resources

         We have primarily funded our activities through proceeds from private and public placements of equity and revenues from research and development collaborations with corporate partners. We continue to incur operating losses and have incurred a cumulative loss through June 30, 2003 of $9,268,428. As of June 30, 2003, we had working capital of $919,695. We believe that we have the necessary liquidity and capital resources to sustain planned operations for the twelve months following June 30, 2003. Our planned operations for 2003 include manufacturing IodoZyme and securing additional resources to sustain our operations and to continue the clinical development of IoGen. We estimate that it will cost approximately $20 million to complete the clinical development of IoGen. Until we secure additional resources, we will not be able to conduct any further significant clinical development of IoGen, including necessary clinical trials or animal toxicity studies that are required to submit IoGen for FDA marketing approval, on which our future is likely dependent. If we cannot secure additional resources before existing resources are exhausted, which is estimated to occur before the end of 2004, we will have to curtail, or perhaps cease, operations.

         During the remainder of 2003, we are committed to pay approximately $220,000 as compensation to its current executive officers and approximately $18,000 for lease payments on its facilities. We have no plans to incur any significant cost for development of IoGen or material capital expenditures during the remainder of fiscal 2003. At December 31, 2002, we had a net operating loss carryforward for federal income tax purposes of approximately $8,663,000.

                                    BUSINESS

General Background

         We are engaged in development and commercialization of proprietary iodine-based pharmaceutical agents and antimicrobials (collectively referred to as "applications"). Symbollon is a Delaware corporation incorporated in August 1993 and is the successor by merger to a Massachusetts corporation incorporated in May 1991, which was the successor by merger to an Illinois corporation, which was incorporated in July 1986. Following stockholder approval at the 2001 Annual Meeting of Stockholders, we changed our name from Symbollon Corporation to our current name.

The Company's Technology

         Iodine has been shown to be a rapid acting, broad-spectrum antimicrobial and an effective therapeutic for certain pharmaceutical applications. We have developed proprietary iodine technology that Symbollon believes maximizes the "therapeutic index" of iodine. The "therapeutic index" of a drug is the ratio of the largest safe dose to the smallest effective dose. Our technology accomplishes this by controlling the ratio of molecular iodine (I2), to the other inactive species of iodine typically present in solution. We believe that this will enable it to produce iodine-based applications having advantages over currently available products.

         Symbollon believes that our iodine-based technology has potential use in a number of product application areas. These applications can be grouped into women's healthcare and infection control.

         When used for infection control applications, we believe that the major strengths of our patented technology are the minimization of staining and color associated with traditional iodine products, broad spectrum of antimicrobial activity, rapidity of cidal activity, safe residues, no known resistance and no environmental disposal concerns. The primary weaknesses of our technologies are the inconvenience and cost of a multi-part delivery system and the potential for staining and corrosivity.

         Concerning women's healthcare, Symbollon believes that a relationship exists between iodine deficiency and the increased incidence of certain female health problems. These include some types of premenopausal breast cancer, fibrocystic breast disease and endometriosis. We believe that the underlying causation of these problems relates to the monthly ovarian cycle and the proper functioning of the gonadotropic hormones.

Bovine Teat Sanitizer Product

         During 1994, we co-developed a bovine teat sanitizer, marketed as "IodoZyme(R)", with West Agro, Inc. of Kansas City, MO ("West Agro"), a subsidiary of the Tetra Laval Group and a leading manufacturer and distributor of iodophor-based products for dairy use. In January 1995, Symbollon and West Agro signed a marketing and supply agreement covering IodoZyme, and we began shipping IodoZyme to West Agro in early 1995. Pursuant to this agreement, West Agro was granted the exclusive worldwide right to market, distribute, promote and sell IodoZyme. Under the agreement, we manufacture and supply West Agro with IodoZyme in finished product form.

         Total product sales for 2002 and 2001 from IodoZyme were $379,254 and $232,914, respectively. Total product sales for the six months ended June 30, 2003 were $76,434. All product sales for 2003, 2002 and 2001 from IodoZyme were from the United States. Our invoice terms are net 30 days. We had $10,000 of orders for future delivery of IodoZyme at June 30, 2003.

Product Development

         Since 2000, we have concentrated our product development work on the proposed product application for a treatment for fibrocystic breast disease.

         Symbollon spent approximately $315,000 and $979,000 on research and development during the years ended December 31, 2002 and 2001, respectively. We spent approximately $142,000 on research and development during the six months ended June 30, 2003. Since inception, Symbollon has spent approximately $9,095,000 on research and development. Under certain collaborative relationships, we have received payments which are reflected in our financial statements as contract and license fee revenues.

         Given our limited financial resources, the uncertainty of the development effort and the necessity for regulatory approval, there can be no assurance of ultimate success with respect to any product development program or that resulting products, if any, will be commercially successful. Additionally, our limited resources will require substantial support for new business initiatives from corporate partners who would ultimately introduce the products into the marketplace.

         Recent material developments in our ongoing programs are described below.

         Women's Healthcare

         We have developed an oral dosage form of our technology which generates molecular iodine in situ in the stomach of the patient. We refer to this tablet as IoGen(TM). Based on the available scientific literature, we believe that IoGen may be effective in the prevention and treatment of certain female health problems, including some types of premenopausal breast cancer, fibrocystic breast disease ("FBD") and endometriosis.

         We have chosen to pursue a treatment for moderate to severe cyclic pain and tenderness ("mastalgia") associated with FBD based on the published results covering previous independent third party testing conducted for this indication. Collectively, more than 1,500 women afflicted with FBD have been orally administered various forms of iodine with reported clinical improvement in their symptoms occurring in 60% or greater of those women. FBD is a benign breast condition characterized by lumpiness, breast pain and tenderness. FBD affects approximately thirty-five percent of the women of childbearing age, which represents in the United States about 24 million women. It has been estimated that moderate to severe mastalgia occurs in approximately 11% of these women, or about 2.6 million women.

         In 1995, Symbollon discovered a proprietary method for generating molecular iodine in situ in a person's stomach. IoGen is the first formulation developed utilizing this novel technique. In 1998, we initiated human clinical trials evaluating its effectiveness for the treatment of FBD. During 2000, Symbollon completed Phase I and Phase II trials.

         The Phase I trial was structured as a single-center, open-labeled, randomized crossover study. Eighteen healthy females participated. The trial was designed to assess dose proportionality and relative bioavailability of IoGen tablets at three concentrations, 1.5 mg, 3.0 mg and 6.0 mg. These tablets were the same as used in the Phase II trials. In the Phase I study, IoGen was well tolerated at all dose levels. There were no drug-related adverse events.

         The results of the Phase I trial were based on blood and urine samples, collected over a 48-hour period following dosing. Pharmacokinetic analysis demonstrated that IoGen is dose-proportional when evaluated by either peak or mean iodine concentration in the blood samples. The results also indicated relative bioavailability among the 1.5, 3.0 and 6.0 mg IoGen tablets, as measured by the excreted iodine in urine samples and serum concentrations.

         The multi-center Phase II clinical trial treated 111 patients with moderate to severe FBD in a placebo-controlled, double-blinded, randomized study. Three drug concentrations, 1.5 mg, 3.0 mg and 6.0 mg, were dosed daily for six months, followed by a two-month observation period.

         In the Phase II trial, IoGen was well tolerated by the patients. There were also no drug-related serious adverse events. The trial results indicate that there were no dose-related increases in incidence, severity and causality of treatment-emergent adverse events or clinically significant changes in laboratory parameters or vital signs. With regard to treatment-emergent headaches, a statistically significant decrease in incidence was observed between the placebo and the IoGen groups. Headaches were reported in 7 of 17 (41%) patients in the placebo, compared to 1 of 16 (6%) patients in the 1.5-mg group, 10 of 38 (26%) patients in the 3.0-mg group and 5 of 40 (13%) patients in the 6.0-mg group (p=.033).

         We evaluated IoGen's clinical success utilizing two validated independent assessment tools. In the first tool, the physicians measured IoGen's effectiveness by analyzing the three primary endpoints of breast nodularity, pain and tenderness. The 6.0-mg group showed improvement in 21 of 27 (78%) patients for pain, 19 of 26 (73%) for tenderness and 10 of 27 (37%) for nodularity. This compares favorably to the placebo group which had observed improvement in 6 of 10 (60%) patients for pain, 3 of 10 (30%) for tenderness and 3 of 15 (20%) for nodularity.

         In the second assessment tool the patients evaluated their pain and tenderness by completing a validated, health-related quality of life questionnaire. The questionnaire was developed by the Lewin Group for women with FBD, who were treated with iodine. Its results show a correlation between increased dosing and improved quality of life symptoms for the women in the study.

         During 2002, the United States Food and Drug Administration ("FDA") provided comments regarding the structure of the proposed IoGen Phase III pivotal trials. Based on FDA's advice, we modified the criterion for measuring the primary endpoint of the IoGen pivotal trials to provide for daily patient assessment of their breast pain and tenderness. The secondary endpoint is a clinically significant reduction of the patients' nodularity as measured by the physicians' assessment. We anticipate having to dose approximately 1,500 patients with IoGen prior to filing for marketing approval with the FDA. We do not plan to initiate further clinical trials for IoGen until the resources necessary to conduct the trials are secured.

         For the last several years we have been attempting to secure the resources necessary to complete the clinical development of IoGen. Our primary focus has been to identify a corporate partner that would provide the funding required. As a result of our efforts, various medical professionals have provided insight into the likely treatment group that would be most appropriate for IoGen. We have been treating patients with IoGen who have moderate to severe mastalgia. Based on the benign nature of the condition and the pregnancy category X labeling indicated for IoGen by FDA, medical professionals have indicated that IoGen is appropriate for only severely impacted patients.

         The pregnancy category X designation means that the risk to the neonate involved in the use of the drug by pregnant women clearly outweighs any possible benefits. The pregnancy category X labeling indicated for IoGen by FDA is based on the historical medical literature. The medical literature indicates that increased maternal iodine consumption during pregnancy can cause certain serious adverse effects to the neonate. While these adverse effects occurred from pure iodine intake 30 times the 6.0 mg level of iodine contained in an IoGen tablet, the FDA has indicated that IoGen's proposed label would state that it is not appropriate for women who are or may become pregnant. However, in the medical literature adverse effects were observed in doses only twice IoGen's level of iodine when taken in combination with certain other drugs. We have not conducted any studies to ascertain whether the level of iodine contained in IoGen would pose a risk to the neonate.

         In March 2003, we filed with the FDA an Application for Orphan Drug Designation for the treatment of severe cyclic mastalgia associated with FBD. Under the Orphan Drug Act, the FDA may grant orphan drug designation to drugs intended to treat a "rare disease or condition." The Orphan Drug Act generally defines a "rare disease or condition" as one that affects populations of fewer than 200,000 people in the United States. We received notification from the FDA that our request had been denied because the FDA believed the prevalence of severe cyclic mastaglia associated with FBD exceeds the statutory 200,000 threshold.

         In 2001, we conducted a dose-ranging study in rodents for the purpose of determining the appropriate dose at which to conduct a two-year toxicity study in rodents. In 2002, the FDA provided its recommendation for the appropriate dose to carryforward into the two-year study. However, we will need additional resources to continue the development of IoGen, and until such resources are obtained, Symbollon will not initiate the two-year rodent study or further clinical development of IoGen. Symbollon is seeking a corporate relationship with a pharmaceutical company to commercialize IoGen and help finance the remaining clinical development of IoGen. Clinical investigation of IoGen for other female health indications will be investigated only as resources allow.

         As we continue our efforts to create a relationship with a corporate partner for IoGen, we are making plans to initiate a new study to help establish a link between IoGen and breast cancer prevention. The study would determine if elevated levels of dietary iodine lead to the formulation of antiproliferative iodinated arachidonic acid derivatives in the breast tissue of fibrocystic patients. We believe that establishing this link between iodine intake and these iodolipids could provide the first concrete human data warranting the need for further clinical investigation of the possible use of IoGen as a breast cancer preventive. The uncertainty regarding the ultimate size of the market opportunity for IoGen has hampered our efforts to find a corporate partner. We believe establishing the first potential link to breast cancer prevention, and thereby, overall good breast health, would be an important value-added step for the IoGen program. We are pursuing additional funding to conduct such a trial from both public and private sources.

         Other Potential Applications

         We believe that our technology has potential applications in the development of a variety of human healthcare and other products such as dermatology, topical anti-infectives, oral care and hygiene products, wound care applications, and as a preventive for urinary tract infection. Given our limited resources, although certain preliminary research, development and regulatory activities may be undertaken by us in some of these potential product areas, our ability to fund the development and commercialization of such applications will depend in large part on entering into product development and commercialization agreements with corporate partners. We are not currently pursuing any new applications other than IoGen.

Manufacturing and Supplies

         The development and manufacture of our products are subject to good laboratory practices ("GLP") and current good manufacturing practices ("cGMP") requirements prescribed by the FDA and to other standards prescribed by the appropriate regulatory agency in the country of use. We currently produce IodoZyme through a combination of internal manufacturing activities and external subcontractors. We currently have limited in-house manufacturing capacity, and if we continue to perform manufacturing activities related to IodoZyme in-house, additional manufacturing space and equipment may be necessary if product volumes increase. See "Description of Property."

         We do not presently have FDA certified facilities capable of producing quantities of human pharmaceutical products required for clinical trials or commercial production. We will need to rely on collaborators, licensees or contract manufacturers to produce such materials. There can be no assurance that we will be able to obtain an adequate supply of its product from a third party manufacturer, or that if such a supply can be obtained, that it will comply with GLP and cGMP, as applicable.

         We believe that there are adequate sources of the raw materials required for commercial production and testing purposes. Pursuant to its agreement with West Agro, all sodium iodide used by us in the manufacture of the bovine teat sanitizer is to be purchased from West Agro at a price not to exceed the price which West Agro charges its largest customers. We have been and expects to continue to be able to obtain all materials needed for these purposes without any significant interruption or sudden price increase, although there can be no assurance thereof.

Marketing and Distribution

         In accordance with the marketing and supply agreement signed with West Agro, West Agro is marketing and distributing IodoZyme, and has agreed to market and distribute other potential cleaners, sanitizers and disinfectants covered by the agreement to dairy farms and dairy processing plants as Symbollon's exclusive distributor. The principal market for IodoZyme is dairy farms.

         If we are able to develop any other products, we intend to market and distribute its potential products through others having pre-established marketing and distribution networks pursuant to contractual arrangements such as joint venture, licensing, distribution or similar collaborative agreements. The principal markets for the potential pharmaceutical and healthcare products include hospitals, medical offices, dental offices, dialysis centers, outpatient clinics and nursing homes.

Government Regulation

         Our research and development activities and the production and marketing of our current and proposed products are subject to regulation by numerous governmental authorities in the United States and comparable state agencies. Foreign governments also regulate the development, production and marketing of products in their countries. The development, manufacturing and marketing of human pharmaceuticals are subject to regulation in the United States for safety and efficacy by the FDA in accordance with the Federal Food, Drug and Cosmetic Act. There can be no assurances that regulatory approvals or clearances will be obtained for any applications of our technology once developed, that if granted they will not be withdrawn or that other regulatory action might not have an adverse impact on the ability to market our proposed products.

         In the United States, human pharmaceuticals are subject to rigorous FDA regulation including preclinical and clinical testing, The process of completing clinical trials and obtaining FDA approvals for a new drug is likely to take a number of years, requires the expenditure of substantial resources and is often subject to unanticipated delays. There can be no assurance that any proposed product will receive such approval on a timely basis, if at all.

         The steps required before new products for use in humans may be marketed in the United States include (i) preclinical trials, (ii) submission to the FDA of an Investigational New Drug ("IND") application, which must be approved before human clinical trials commence, (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the product, (iv) submission of a New Drug Application ("NDA") for a new drug to the FDA and (v) FDA approval of the NDA prior to any commercial sale or shipment of the product.

         Preclinical tests include laboratory evaluation of product formulation, as well as animal studies (if an appropriate animal model is available) to assess the potential safety and efficacy of the product. Formulations must be manufactured according to cGMP and preclinical safety tests must be conducted by laboratories that comply with FDA regulations regarding GLP. The results of the preclinical tests are submitted to the FDA as part of an IND application and are reviewed by the FDA prior to the commencement of human clinical trials. There can be no assurance that submission of an IND application will result in FDA authorization to commence clinical trials. Clinical trials involve the administration of the investigational new drug to healthy volunteers and to patients under the supervision of a qualified principal investigator.

         Clinical trials are typically conducted in three sequential phases, although the phases may overlap. In Phase I, the investigational new drug usually is administered to healthy human subjects and is tested for safety, dosage, tolerance, absorption, distribution, metabolism, excretion and pharmacokinetics. Phase II involves studies in a limited patient population to
(i) determine the efficacy of the investigational new drug for specific indications, (ii) determine dosage tolerance and optimal dosage and (iii) identify possible adverse effects and safety risks. When an investigational new drug is found to be effective and to have an acceptable safety profile in Phase II evaluation, Phase III trials are undertaken to further evaluate clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical study sites. There can be no assurance that Phase I, Phase II or Phase III testing will be completed successfully within any specified time period, if at all, with respect to any of our proposed products subject to such testing. Furthermore, we or the FDA may suspend clinical trials at any time if the participants are being exposed to an unacceptable health risk. The FDA may deny an NDA if applicable regulatory criteria are not satisfied, require additional testing or information, or require post-marketing testing and surveillance to monitor the safety of our proposed products.

         All data obtained from development programs are submitted as an NDA to the FDA and the corresponding agencies in other countries for review and approval. FDA approval of the NDA is required before marketing may begin in the United States. Although the FDA's policy is to review priority applications within 180 days of their filing, in practice longer times may be required. The FDA frequently requests that additional information be submitted, requiring significant additional review time. Essentially, all proposed products of ours will be subject to demanding and time-consuming NDA or similar approval procedures in the countries where we intend to market its proposed products. These regulations define not only the form and content of the development of safety and efficacy data regarding the proposed product, but also impose specific requirements regarding manufacture of the proposed product, quality assurance, packaging, storage, documentation and record keeping, labeling and advertising and marketing procedures. Effective commercialization also requires inclusion of our proposed products in national, state, provincial or institutional formularies or cost reimbursement systems.

         In addition to regulations enforced by the FDA, we also are subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state or local regulations. Our research and development involves the controlled use of hazardous materials and chemicals. Although we believe that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our resources.

         In both domestic and foreign markets, our ability to commercialize our proposed product candidates will depend, in part, on the availability of reimbursement from third-party payers, such as government health administration authorities, private health insurers and other organizations. Third-party payers are increasingly challenging the price and cost-effectiveness of medical products. There can be no assurance that Symbollon-developed products will be considered cost effective. Significant uncertainty exists as to the reimbursement status of newly-approved medical products. Government and other third-party payers are increasingly attempting to contain medical costs by limiting both coverage and the level of reimbursement for new therapeutic products approved for marketing by the FDA and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. There can be no assurance that adequate third-party insurance coverage will be available for us to establish and maintain price levels sufficient for realization of an appropriate return on our investment in developing new therapies. If adequate coverage and reimbursement levels are not provided by government and third-party payers for uses of our proposed therapeutic products, the market acceptance of these products would be adversely affected.

         There have been a number of federal and state proposals during the last few years to subject the pricing of pharmaceuticals to government control and to make other changes to the medical care system of the United States. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payers for medical goods and services may take in response to any medical reform proposals or legislation. We cannot predict the effect medical reforms may have on its business, and no assurance can be given that any such reforms will not have a material adverse effect on us.

         IodoZyme, the bovine teat dip manufactured by us, is subject to regulation by the FDA as an animal drug. Although a lengthy new animal drug application ("NADA") approval process is generally required prior to marketing an animal drug, under regulatory discretion afforded by the FDA, the agency does not currently require manufacturers of bovine teat sanitizers to undergo this process. The only current FDA requirements applicable to teat treatment manufacturers are compliance with the FDA's labeling, establishment registration, drug listing, and manufacturing requirements. We believe that we and our subcontractors are in compliance with the current FDA requirements applicable to teat treatment manufacturers. However, in February 1993, the FDA issued draft guidelines setting forth the types of data necessary to demonstrate that a teat treatment is safe for the cow, effective and fulfills human food safety, manufacturing and environmental requirements. Testing of IodoZyme was not conducted in accordance with such guidelines. Future required compliance with these guidelines or other FDA requirements which may be adopted, the probability or scope of which cannot currently be ascertained by us, would have a significant adverse effect on the marketing of IodoZyme and, consequently, on our results of operations.

Patents and Proprietary Rights

         We consider patent protection of its iodine technology to be critical to its business prospects. We currently hold eighteen patents in the United States relating to its technology. In addition, we hold patents and have filed a number of patent applications relating to its technology in foreign countries.


                                          Listing of United States Patents

 Patent Number                Title                                                                   Issue Date
 -------------                -----                                                                   ----------

   4,476,108     "Bactericidal Method"                                                            October 9, 1984

   4,937,072     "In Situ Sporicidal Disinfectant"                                                 June 26, 1990

   4,996,146     "Rapid Sterilization Enzymatic Process with Persistence"                        February 26, 1991

   5,055,287     "Methods to Control Color During Disinfecting Peroxidase Reactions"              October 8, 1991

   5,227,161     "Method to Clean and  Disinfect  Pathogens  on the  Epidermis  by Applying a      July 13, 1993
                 Composition Containing Peroxidase, Iodide Compound and Surfactant"

   5,370,815     "Viscous Epidermal Cleaner and Disinfectant"                                     December 6, 1994

   5,419,902     "Method for Inactivating Pathogens"                                                May 30, 1995

   5,629,024     "Method of Forming an Iodine Based Germicide Composition"                          May 13, 1997

   5,639,481     "Method for the Therapeutic Treatment of a Mammalian Eye"                         June 17, 1997

   5,648,075     "Iodine Based Germicidal Composition"                                             July 15, 1997

   5,772,971     "Iodine-Based Microbial Decontamination System"                                   June 30, 1998

   5,849,291     "Ophthalmic Non-Irritating Iodine Medicament"                                   December 15, 1998

   5,885,592     "Method & Pharmaceutical  Compositions for Oral  Administration of Molecular      March 23, 1999
                 Iodine"

   5,962,029     "Iodine Germicides that Continuously Generate Free Molecular Iodine"             November 5, 1999

   Re 36,605     "Reissue of 08/963,900 Method to Clean and Disinfect Pathogens"                   March 7, 2000

   6,248,335     "Stabilized Oral Pharmaceutical Composition Containing Iodide and Iodate"         June 19, 2001

   6,261,577     "Non-Staining Topical Iodine Composition"                                         July 17, 2001

   6,432,426     "Non-Staining Topical Iodine Composition and Method"                             August 13, 2002


         Much of the know-how of importance to our technology and many of our processes are dependent upon the knowledge, experience and skills, which are not patentable, of key scientific and technical personnel. To protect its rights to and to maintain the confidentiality of trade secrets and proprietary information, we require employees, Scientific Advisory Board members, consultants and collaborators to execute confidentiality and invention assignment agreements upon commencement of a relationship with us. These agreements prohibit the disclosure of confidential information to anyone outside us and require disclosure and assignment to us of ideas, developments, discoveries and inventions made by such employees, advisors, consultants and collaborators while engaged by us. There can be no assurance, however, that these agreements will not be breached or that our trade secrets or proprietary information will not otherwise become known or developed independently by others. Also, to the extent that consultants or other third parties apply technological information independently developed by them or by others to our projects, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of us. We are required to pay royalties to a co-inventor on certain patents relating to our technology based on revenues received by us from sales of products falling within the scope of such patents.

Competition

         Our proposed products and products incorporating our proposed products would compete with many other applications currently on the market. In addition, we are aware of other companies engaged in research and development of other novel approaches to applications in some or all of the markets identified by us as potential fields of application for its products. Many of our present and potential competitors have substantially greater financial and other resources and larger research and development staffs than us. Many of these companies also have extensive experience in testing and applying for regulatory approvals. In addition, colleges, universities, government agencies, and public and private research organizations conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for the use of technology that they have developed, some of which may be directly competitive with that of ours.

         We are aware of one company, Mimetix Inc., which was conducting human clinical trials in the United States and Canada utilizing an iodine-based compound for the treatment of FBD. If Mimetix receives marketing approval for its drug compound prior to Symbollon, it could adversely affect our ability to receive marketing approval, or if approved, our ability to sell our product.

         The bovine teat sanitizer market is currently dominated by iodophor products, which generally compete on the basis of price and the ratio of microbial killing power to total iodine. We believe that IodoZyme competes on the basis of its superior convenience and high ratio of killing power to total iodine. Additionally, IodoZyme, manufactured by us and sold by West Agro, competes directly with products currently being manufactured and sold by West Agro.

Employees

         As of June 30, 2003, we had two employees, both of whom are full-time. We have relationships with and from time to time engage the services of university professors and other qualified consultants to assist it in technological research and development. None of our employees are currently represented by a labor union. Management considers its employee relations to be good. We believe that our future success is dependent to a significant degree on its being able to continue to attract and retain skilled personnel.

                             DESCRIPTION OF PROPERTY

         We lease approximately 5,400 square feet of office, research and development and manufacturing space in Framingham, Massachusetts for a current base annual rental of approximately $34,200 increasing $0.25 per square foot each year effective September 1. The lease expires on August 31, 2007. As of

June 30, 2003, future minimum payments under our non-cancelable operating lease total $160,000. We believe that this space is suitable and adequate for our current needs; however, because the existing space has limited in-house manufacturing capacity, additional manufacturing space may be necessary if product volumes increase.

                                LEGAL PROCEEDINGS

         We are not currently involved in any material legal proceedings, although claims may arise from time to time in the conduct of our operations. There can be no assurance at this time that any claims that may arise in connection with the conduct of our business will not materially adversely affect our business or operations, or divert our critical resources.

                                   MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

         Our executive officers and directors and their ages as of the date of this prospectus are as follow:

 Name                      Age               Position with the Company

 Jack H. Kessler, Ph.D.     53               Chief Executive Officer, Chief
                                             Scientific Officer, Secretary and
                                             Chairman of the Board of Directors

 Paul C. Desjourdy          42               President, Chief Operating Officer,
                                             Chief Financial Officer, General
                                             Counsel, Treasurer and Director

 James C. Richards          56               Director

 Eugene Lieberstein         64               Director

 Richard F. Maradie         56               Director

Biographies of executive officers and directors

         Jack H. Kessler, Ph.D., Chairman of the Board of Directors, Chief Executive Officer, Chief Scientific Officer and Secretary. Dr. Kessler is our founder and has served as Chief Executive Officer since December 1999, as Chief Scientific Officer, Secretary, and a director since we moved to Massachusetts in May 1991, and as Chairman of the Board of Directors since May 1996. Dr. Kessler held the title of Executive Vice-President of Symbollon from May 1991 to December 1999, and from our formation in Illinois in 1986 until 1991 Dr. Kessler was our sole stockholder and served as our sole officer and director. From January 1990 until May 1991, he served as principal systems engineer for Kollsman Manufacturing Company, a diagnostic instrument design and manufacturing company.

         Paul C. Desjourdy, President, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer and Director. Mr. Desjourdy has served as President, Chief Operating Officer and General Counsel since December 1999, as Chief Financial Officer since July 1996, as Treasurer from May 1994, and as a director since August 1996. He held the titles of Executive Vice President from July 1996 to December 1999, and Vice-President - Finance and Administration of Symbollon from September 1993 to June 1996. From September 1989 to September 1993, Mr. Desjourdy, a certified public accountant, was an attorney at the law firm of Choate Hall & Stewart.

         James C. Richards, Director. Mr. Richards has been our director since 1991. Currently, and since October 2000, Mr. Richards has been the President, Chief Executive Officer and a director of EdgeLight BioScience, Inc., a privately held company specializing in waveguide technologies. Dr. Richards was the President, Chief Executive Officer and a director of IntelliGene, Inc., a privately held company specializing in DNA probe technologies, from October 1995 to September 2000. Dr. Richards was the President and Chief Executive Officer of Symbollon from May 1991 to September 1995 and Treasurer of Symbollon from May 1991 to May 1994. Dr. Richards was the Managing Director and principal stockholder of Carlton Bio Venture Partners, a consulting firm specializing in financing and acquisition of healthcare, medical products and biotechnology companies from 1990 to 1991. Prior to that, Dr. Richards was the Director of business planning and development for Gene-Trak Systems, a joint venture originally between AMOCO Corporation and Integrated Genetics, Inc., engaged in developing diagnostic test devices using DNA probes for the healthcare and food industries, from 1986 to 1990.

         Eugene Lieberstein, Director. Mr. Lieberstein has been our director since 1998. Mr. Lieberstein is a law partner at the law firm of Anderson Kill & Olick, P.C. specializing in patent procurement and litigation (Mr. Lieberstein and his firm serve as patent counsel for Symbollon) since March 2000. Mr. Lieberstein was a law partner at the law firm of Wyatt, Gerber, Meller and O'Rourke specializing in patent procurement and litigation (Mr. Lieberstein and his firm served as patent counsel for Symbollon) from 1993 to March 2000. Prior to that, Mr. Lieberstein was the patent Counsel for Union Carbide Corporation from 1970 to 1993.

         Richard F. Maradie, Director. Mr. Maradie has been our director since 1998. Mr. Maradie serves as a consultant to various companies since September 2000. Mr. Maradie was the Senior Vice President of Commercial Development of Oakwood Laboratories, a private biopharmaceutical company developing drug delivery technologies, from April 1998 to September 2000. Mr. Maradie was the President, Chief Executive Officer and a director of Novavax, Inc., a public biopharmaceutical company developing topical and oral drug delivery technologies, from March 1997 to August 1998. Mr. Maradie was the President, Chief Executive Officer and a director of Protyde Pharmaceuticals, Inc., a private biopharmaceutical company developing products for the diagnosis and treatment of cancer, from 1994 to 1997. Mr. Maradie was the Executive Vice President and Chief Operating Officer of Platelet Research Products, Inc., a private biopharmaceutical company developing therapeutic products derived from blood platelets, from to 1991 to 1994. Mr. Maradie was the President, Chief Operating Officer and a director of VimRx Pharmaceuticals, Inc., a public pharmaceutical company developing therapeutics based on natural products, from 1988 to 1991.

Number and Election of Directors

         Pursuant to our Certificate of Incorporation, as amended, our Board of Directors, which currently consists of five members, is divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class I (consisting of Mr. Desjourdy and Mr. Lieberstein), Class II (consisting of Dr. Richards and Mr. Maradie) and Class III (consisting of Dr. Kessler) directors will expire at the 2006, 2004 and 2005 Annual Meetings of Stockholders, respectively.

General Information Concerning the Board of Directors and its Committees

                  Our Board of Directors currently has three committees, the Executive, Compensation and Audit Committee.

     Executive Committee. The Executive Committee exercises all the powers and authority of the Board of Directors in the management and affairs of Symbollon between meetings of the Board of Directors, to the extent permitted by law. The current members of the Executive Committee are Messrs. Kessler (Chairman), Desjourdy and Richards.

         Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, our process for monitoring compliance with laws and regulations, the independence of the outside auditors and the audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding our accounting methods and internal control procedures. Specific duties of the Audit Committee are set forth in its charter. The current members of the Audit Committee are Messrs. Richards (Chairman), Maradie and Lieberstein. We do not have an audit committee financial expert serving on the audit committee because the Board of Directors believes that the current composition of the committee is adequate to fulfill its oversight responsibilities.

         Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans for our executives. The current members of the Committee are Messrs. Kessler (Chairman), Maradie and Lieberstein.

There are no family relationships among any of our directors, officers or key employees.

                             EXECUTIVE COMPENSATION

         The following tables set forth certain information relating to compensation paid by us for each of our last three completed fiscal years to its executive officers whose annual compensation exceeded $100,000 for the last completed fiscal year (the "Named Executive Officers"). Only those columns which call for information applicable to us or the Named Executive Officers for the periods indicated have been included in such tables.

                          Summary of Compensation Table

                                                          Annual                     Long Term
                                                     Compensation                   Compensation
                                                     ------------               ----------------------
                                                          Salary                 Securities Underlying        All Other
Name and Principal Position                 Year            ($)                    Options/SARs (#)    Compensation ($) (1)
---------------------------                 ----     --------------------       ---------------------- --------------------
Jack H. Kessler                             2002        $225,000                                       $   924
 Chief Executive Officer, Chief             2001        $225,000                                       $   924
 Scientific Officer and Secretary           2000        $175,000                150,000                $   624

Paul C. Desjourdy                           2002        $215,000                                       $   444
 President, Chief Operating Officer,        2001        $215,000                                       $   444
 Chief Financial Officer and Treasurer      2000        $170,000                150,000                $   264
--------------------------------------
(1)      For each year includes premiums paid on term life insurance on behalf of the Named Executive Officers in the following amounts: Dr. Kessler:
         $624 for 2000 and $924 for 2001 and 2002; and Mr. Desjourdy: $264 for
         2000 and $444 for 2001 and 2002.


Aggregated Fiscal Year-End Option Values

         The following table set forth certain information with respect to the number of unexercised stock options held by each Named Executive Officer on December 31, 2002, and the value of the unexercised in-the-money options at that date.

                                               Aggregated Fiscal Year-End Option Values

                                                                                       Value of Unexercised
                                          Number of Securities                             In-The-Money
                                         Underlying Unexercised                          Options at Fiscal
                                        Options at Fiscal Year-End                       Year-End ($) (1)
                                    ---------------------------------           -------------------------------------
         Name                       (#)Exercisable   (#)Unexercisable           Exercisable             Unexercisable
         ----                       --------------   ----------------           -----------             -------------
Jack H. Kessler                      295,000               50,000               $     -0-                 $     -0-
Paul C. Desjourdy                    295,000               50,000               $     -0-                 $     -0-
------------------

(1) The value of unexercised in-the-money options at December 31, 2002, was determined by multiplying the difference between the fair market value
         (the closing sales price) of the Common Stock at the close of business on December 31, 2002 ($0.06 per share) and the option exercise price, by the number of options outstanding at that date.

                      Equity Compensation Plan Information


                                                                                                      Number of securities
                                              Number of securities              Weighted average       remaining available
                                               to be issued upon               exercise price of       for future issuance
                                            exercise of outstanding           outstanding options,    (excluding securities
                                          options, warrants and rights        warrants and rights    reflected in column (a))
         Plan Category                                 (a)                            (b)                     (c)
         -------------                  ------------------------------        -------------------    -----------------------
Equity Compensation Plans Approved
     by Security Holders                             747,500                          $4.50                   601,342

Equity Compensation Plans Not
     Approved by Security Holders                          0                             --                         0
                                                ------------                       --------              ------------

         Total                                       747,500                          $4.50                   601,342
                                                ============                       ========              ============

Director Compensation

         Upon Board of Directors' approval in May 1998, we no longer provide cash compensation to directors for attendance at board or committee meetings. Each non-employee director is entitled to receive on January 1st of each year an option (the "Annual Options") to purchase 2,500 shares of Common Stock at the then fair market value under our 1995 Non-Employee Directors' Stock Option Plan. The Annual Options may only be exercised with respect to vested shares. One-half of the shares subject to such options vest on the first anniversary of the date of grant and the balance vest on the second anniversary of the date of grant. In addition, in 1998 when they joined the Board of Directors Messrs. Lieberstein and Maradie were each granted an option under the Company's 1993 Stock Option Plan at the then fair market value, vesting equally over three years, to purchase 10,000 shares of Common Stock. All directors will be reimbursed for ordinary and necessary travel expenses incurred in attendance at each board or committee meeting.

Employment Agreements

         On December 14, 1999, we entered into new employment agreements with Dr. Jack H. Kessler, its Chairman of the Board of Directors, Chief Executive Officer and Chief Scientific Officer and with Mr. Paul C. Desjourdy, its President, Chief Operating Officer, General Counsel, Chief Financial Officer and a director. Both agreements expire in December 2005. In 2003, Dr. Kessler and Mr. Desjourdy will receive salaries of $225,000 and $215,000, respectively, per annum. The employment agreements provide for inflationary salary adjustments, and such compensation may be incrementally increased and bonuses may be given upon the approval of our Board of Directors. Both Executive Officers have agreed to devote their full time and best efforts to fulfill their duties and responsibilities to us. They will be entitled to participate in employee benefit plans.

         We have the right to terminate the agreements for Cause (as defined therein) or as a result of the Executive Officers' death or Permanent Disability (as defined therein). The Executive Officers have the right to terminate their agreements on account of their Constructive Discharge (as defined therein).

Except in the case of termination for Cause, upon early termination of their agreements, the Executive Officers shall be entitled to receive their salaries plus fringe benefits for a period of 18 months from the date of termination and any bonuses prorated through the date of termination.

         Both Executive Officers have agreed not to disclose to anyone our confidential information during the term of their employment or thereafter and will not compete with us utilizing our proprietary information, know-how or trade secrets during the term of their employment or thereafter. All work, research and results thereof, including, without limitation, inventions, processes or formulae made, conceived or developed by the Executive Officers during the term of employment which are related to the business, research, and development work or field of operation of Symbollon shall be our property.

         Dr. Kessler is a principal stockholder, officer and director of a company which has rights to use technology that he developed pertaining to contact lens disinfection. This technology, which is similar to our technology, is not expected to be assigned to Symbollon. As a result, use of our technology in the area of contact lens disinfection may require the prior consent of such other company or the then owner of such rights.

         For information on our executive loan program for stock option exercise, see "Certain Transactions" below.

Limitations on Officer and Director Liability

         Our Charter provides that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

         - for any breach of the director's duty of loyalty to the corporation or its stockholders;
         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         - under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or
         - for any transaction from which the director derived an improper personal benefit.

         Our Charter also provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of members of our Board of Directors will be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Our Charter and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Charter and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Charter, By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

         We have entered into an indemnification agreement with our directors and officers. Such agreement provides that we will indemnify the them to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any civil or criminal action or administrative proceeding arising out of their performance of their duties as our directors or officers other than an action initiated by them. Such indemnification is available if the officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Under such indemnification agreement, the entitlement of a director or officer to indemnification is determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by the stockholders or us, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement is conclusively presumed to have met the applicable statutory standard of conduct unless our Board of Directors, stockholders or independent legal counsel determine that the relevant standard has not been met. If we have a change of control, the entitlement of such director or officer to indemnification is determined by independent counsel selected by such director or officer, unless such director or officer requests that either the Board of Directors or the stockholders make such determination.

         We have also secured directors' and officers' liability insurance on behalf of our directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Charter and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

                              CERTAIN TRANSACTIONS

         In May 2000, the Board of Directors approved an executive loan program pursuant to which our executives could borrow from us up to $500,000 each for the purpose of exercising stock options. Under the program, any borrowings would be evidenced by a promissory note bearing interest at the applicable federal rate and secured by the underlying shares purchased. In the event the executive's employment with us is terminated prior to December 31, 2005, and the market value of the pledged shares on the date of such termination is less than the principal and accrued but unpaid interest under the note at such time, then our sole recourse for payment of the note would be the pledged shares.

         In January 2001, Messrs. Kessler and Desjourdy exercised options to purchase 211,281 and 251,614 shares of Common Stock, respectively, pursuant to our executive loan program. The principal amounts of the promissory notes for Messrs. Kessler and Desjourdy were $385,645 and $448,915, respectively. For information concerning employment agreements with and options granted to or held by our officers, see "Executive Compensation".

         During 2002, we agreed to exchange office space for services with a company owned by Mr. Desjourdy's wife and sister-in-law. Mr. Desjourdy is also a director in the company. The estimated annual value for 2003 and 2002 of the relationship is $9,800 and $4,900, respectively.

         During the six months ended June 30, 2003 and the year ended 2002, we paid an aggregate of approximately $27,000 and $51,000 for legal services to Eugene Lieberstein or Anderson Kill & Olick, P.C., of which law firm he was a partner.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of October 15, 2003 for (i) each of our directors, (ii) each of the Named Executive Officers (as defined in "Executive Compensation"), (iii) all of our directors and executive officers as a group and (iv) each person known by us to own beneficially 5% or more of the outstanding shares of Common Stock:

Name and Address of                          Shares of Common        Percent of
Beneficial Owner (1)                     Stock Beneficially Owned     Class (2)
-----------------------                  ------------------------     ---------

Dr. Jack H. Kessler (3)(5)                         731,514                16.3%

Richard P. Morgenstern (4)                         645,000                15.4%

Paul C. Desjourdy (3)(6)                           601,814                13.4%

Richard M. Lilly (7)                               374,822                 8.9%

Dr. James C. Richards (3)(8)                       134,951                 3.2%

Eugene Lieberstein (3)(9)                           60,850                 1.4%

Richard F. Maradie (3)(10)                          18,750                   *

All Executive Officers
and Directors as a Group (5 persons) (11)        1,547,879                32.0%
-----------------------------------------
*        Less than 1% of the Common Stock outstanding.

(1) All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.
(2) Based upon 4,196,204 shares of Common Stock but also reflecting as outstanding, with respect to the relevant beneficial owner, the shares which that beneficial owner could acquire upon exercise of options or warrants exercisable within 60 days.
(3) The address of Directors Kessler, Richards, Desjourdy, Maradie and Lieberstein is c/o Symbollon Pharmaceuticals, Inc., 37
         Loring Drive, Framingham, MA 01702.
(4) Includes 90,000 shares owned by the Alan S. Morgenstern 1994 Trust, 90,000 shares owned by Carol E. Morgenstern, 60,000 shares owned by Pure Holdings, L.P., 10,000 shares owned by Star Investments, L.P., 165,000 shares held by Mr. Morgenstern as custodian for his children and 110,000 shares held by Carol E. Morgenstern as custodian for her children. The address of Mr. Morgenstern is c/o Paul Goodnough, 543 Country Club Drive, Wood Ranch, CA 93065.
(5) Includes 1,100 shares owned by his minor child and currently exercisable options to purchase 295,000 shares of Common Stock.
(6) Includes currently exercisable options to purchase 295,000 shares of Common Stock.
(7) Includes 13,000 shares owned by his minor children and 5,500 shares owned by his wife, which Mr. Lilly may be considered to beneficially own, and to have shared investment and voting power with respect to. The address of Mr. Lilly is 11300 Sundance Lane, Boca Raton, FL 33428.
(8) Includes currently exercisable options to purchase 16,250 shares of Common Stock.
(9) Includes currently exercisable options and warrants to purchase 21,750 shares of Common Stock.
(10) Includes currently exercisable options to purchase 18,750 shares of Common Stock.
(11) Includes currently exercisable options and warrants to purchase 646,750 shares of Common Stock held by executive officers and directors as a group.

                              SELLING STOCKHOLDERS

         Based upon information available to us as of October 15, 2003 , the following table sets forth the name of the selling stockholder, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

         Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.


                                                                                               Number of Shares
   Name and address of beneficial owner        Number of Shares         Number of Shares         Owned After
                                              Beneficially Owned             Offered             Offering (1)
   ------------------------------------       ------------------        ----------------       ----------------
   Dutchess Private Equities Fund, LP (2)             -0-                5,000,000 (3)               -0-
   --------------------------------------

   (1) These numbers assume the selling shareholder sells all of its shares prior to the completion of the offering.

   (2) Dutchess is a private limited partnership whose business operations are conducted through its general partner, Dutchess Capital Management, LLC. Michael Novielli and Douglas H. Leighton, are Managing Members of Dutchess Capital Management, LLC, and have voting and dispositive power with respect to securities held by Dutchess Private Equities Fund, L.P.
   (3) Consists of shares that may be issued pursuant to an Equity Line
       Agreement.

                          DESCRIPTION OF CAPITAL STOCK

General

         The authorized capital stock of Symbollon consists of:

         - 18,750,000 shares of Class A Voting Common Stock;
         - 1,250,000 shares of Class B Common Stock; and
         - 5,000,000 shares of Preferred Stock.

The following description of our capital stock does not purport to be complete and is governed by and qualified by our Amended Certificate of Incorporation (which we refer to as our "Charter") and By-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

Common Stock

         As of October 15, 2003, there were 4,196,204 shares of Class A Common Stock issued and outstanding.

         The holders of both classes of our common stock have substantially identical rights except that the holders of the Class A Common Stock have the right to cast one vote for each share held of record and holders of the Class B Common Stock have the right to cast five votes for each share held of record in all matters submitted to a vote of holders of Common Stock. The Class A and the Class B Common Stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

         The holders of both classes of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of both classes of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Neither class of our common stock has any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to either class of our common stock.

         The difference in voting rights described above increases the voting power of the Class B Common stockholders and accordingly has an anti-takeover effect. The fact that the Directors can issue the Class B Common Stock may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management.

Preferred Stock

         The Preferred Stock may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board in the resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board may, without further action by the holders of Common Stock, fix the number of shares constituting that series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of Preferred Stock. It is to be expected that the holders of any series of the Preferred Stock, when and if issue, will have priority claims to dividends and to any distributions upon liquidation of the Company, and that they may have other preferences over the holders of the Class A Common Stock.

         The Board may issue series of the Preferred Stock without action of the stockholders of the Company. Accordingly, the issuance of Preferred Stock may adversely affect the rights of the holders of the Class A Common Stock. In addition, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the stockholders. Issuance of Preferred Stock may dilute the voting power of holders of Class A Common Stock (such as by issuing Preferred Stock with super-voting rights) and may render more difficult the removal of current management, even if such removal may be in the stockholders best interests. The Company has no current plans to issue any of the Preferred Stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Investors should note that, with the exception of shares held by our affiliates, all of our issued and outstanding shares of Class A Common Stock, as well as shares of Class A Common Stock underlying all of our issued options, are anticipated to be available for public resale, without restriction, either through our registration of those securities or through the provisions of the Securities and Exchange Commission's Rule 144(k).

         The following table outlines our capital stock as of the date of this prospectus:

      Common Stock outstanding
          Before the offering.............................4,196,204 shares(1)
          After the offering..............................9,196,204 shares(1)(2)

         (1) Assuming no exercise of outstanding options to purchase up to 762,500 shares of common stock pursuant to previous grants made to our officers and directors.
         (2) Assumes that we put 5,000,000 shares to Dutchess during the term of the Investment Agreement.

         As of the date of this prospectus, our affiliates hold 901,129 shares of Class A Common Stock. In general, under Rule 144, as currently in effect, after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who is deemed to be our affiliate, will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

         - 1% of the number of shares of such class of common stock then outstanding, which will equal approximately 41,960 shares of Class A Common Stock; or

         - the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

         Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144(k), however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the company will be free to sell "restricted securities" (e.g., shares issued in a private placement) which have been held for at least two years without regard to the limitations described above.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our securities is American Stock Transfer & Trust Co. American Stock's address is 59 Maiden Lane, New York, New York 10038.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Paul C. Desjourdy, our General Council. Mr. Desjourdy also serves as our President, Chief Operating Officer, Chief Financial Officer and a member of the Board of Directors.

                                     EXPERTS

The financial statements included in the Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of Common Stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and the shares, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

         Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                         SYMBOLLON PHARMACEUTICALS, INC.

                          INDEX TO FINANCIAL STATEMENTS




                                                                           Page

Report of Independent Certified Public Accountants......................... F-2

Balance Sheets as of December 31, 2002, and June 30, 2003 (unaudited)...... F-3

Statements of Operations and Deficit Accumulated During the Development
  Stage for the years ended December 31, 2001 and 2002, and for the six months ended June 30, 2002 (unaudited) and 2003 (unaudited) and for the period from July 15, 1986 (inception) to June 30, 2003 (unaudited)... F-5

Statements of Stockholders' Equity (Deficit) for the years ended
  December 31, 2001 and 2002, and for the six months ended
  June 30, 2003 (unaudited)................................................ F-6

Statements of Cash Flows for the years ended December 31, 2001 and 2002, and for the six months ended June 30, 2002 (unaudited) and 2003
  (unaudited) and for the period from July 15, 1986 (inception) to
  June 30, 2003 (unaudited)...............................................  F-9

Notes to Financial Statements.............................................  F-11

Report of Independent Certified Public Accountants

The Board of Directors and Stockholders
Symbollon Pharmaceuticals, Inc.
Framingham, Massachusetts

We have audited the accompanying balance sheet of Symbollon Pharmaceuticals, Inc., formerly Symbollon Corporation (a development stage company), as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for each of the two years then ended and for the period from July 15, 1986 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Symbollon Pharmaceuticals, Inc. (a development stage company) at December 31, 2002, and the results of its operations and its cash flows for each of the two years then ended and for the period from July 15, 1986 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


                                                             BDO Seidman, LLP


Boston, Massachusetts
March 7, 2003


                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)


                                 Balance Sheets


                                                                                        June 30,
                                                                                          2003            December 31,
                                                                                      (unaudited)            2002
------------------------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
   Cash and cash equivalents                                                         $    952,028          $ 1,244,606
   Accounts receivable                                                                     23,812              100,999
   Inventory (Note 3)                                                                      68,304               34,642
   Prepaid expenses                                                                        27,001               59,403
------------------------------------------------------------------------------------------------------------------------------------

       Total current assets                                                             1,071,145            1,439,650

Equipment and leasehold improvements, net of
  accumulated depreciation and amortization (Note 4)                                       66,478               76,470

Other assets:
   Patent and trademark costs, net of accumulated
     amortization (Note 5)                                                                347,864              330,767
   Deposit                                                                                  2,364                2,364
------------------------------------------------------------------------------------------------------------------------------------

                                                                                     $  1,487,851          $ 1,849,251
------------------------------------------------------------------------------------------------------------------------------------

                                                                                    See accompanying notes to financial statements.



                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                                 Balance Sheets
                                   (Continued)


                                                                                        June 30,
                                                                                          2003            December 31,
                                                                                      (unaudited)            2002
-----------------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                                 $      33,152         $     21,559
   Accrued clinical development expenses                                                   86,250               92,850
   Other current liabilities                                                               32,048               20,560
------------------------------------------------------------------------------------------------------------------------------------

       Total current liabilities                                                          151,450              134,969
------------------------------------------------------------------------------------------------------------------------------------

Commitments (Notes 6, 7 and 10)

Stockholders' equity (Notes 6 and 7):
   Common stock, Class A, par value $.001 per share, 18,750,000 shares authorized, 4,196,204 and 4,196,204 shares issued and
     outstanding, respectively                                                              4,196                4,196
   Convertible common stock, Class B, par value $.001
     per share, 1,250,000 shares authorized and unissued                                        -                    -
   Preferred stock, par value $.001 per share, 5,000,000 shares
     authorized and unissued                                                                    -                    -
   Additional paid-in capital                                                          11,435,193           11,435,193
   Deficit accumulated during the development stage                                    (9,268,428)          (8,890,547)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                        2,170,961            2,548,842
   Common stock subscriptions receivable                                                 (834,560)            (834,560)
------------------------------------------------------------------------------------------------------------------------------------

       Total stockholders' equity                                                       1,336,401            1,714,282
------------------------------------------------------------------------------------------------------------------------------------

                                                                                    $   1,487,851         $  1,849,251
------------------------------------------------------------------------------------------------------------------------------------

                                                                                    See accompanying notes to financial statements.

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                            Statements of Operations

                                                                                                                           For the
                                                                                                                        Period from
                                               Six Months Ended                         Year Ended                     July 15, 1986
                                                   June 30,                            December 31,                   (Inception) to
                                          ----------------------------       --------------------------------              June 30,
                                              2003              2002             2002               2001                     2003
                                          (unaudited)        (unaudited)                                                 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Revenue (Note 11):
   Net product sales                      $    76,434       $  203,596       $    379,254       $    232,914         $    2,405,604
   Contract revenue                                 -                -                  -              5,000                988,713
   License fee revenue                              -                -                  -                  -              3,440,000
------------------------------------------------------------------------------------------------------------------------------------

     Total revenue                             76,434          203,596            379,254            237,914              6,834,317
------------------------------------------------------------------------------------------------------------------------------------

Operating expenses (Notes 10 and 12):
   Cost of goods sold                          70,448          156,170            301,535            178,121              1,643,075
Research and development costs                141,724          155,650            315,102            978,679              9,094,699
   General and administrative expenses        247,748          219,652            386,710            567,125              5,975,328
------------------------------------------------------------------------------------------------------------------------------------

     Total operating expenses                 459,920          531,472          1,003,347          1,723,925             16,713,102
------------------------------------------------------------------------------------------------------------------------------------

Loss from operations                         (383,486)        (327,876)          (624,093)        (1,486,011)            (9,878,785)

Interest income                                 5,605           12,490             22,240            108,737                966,617

Interest expense and debt issuance costs            -                -                  -                  -               (356,260)
------------------------------------------------------------------------------------------------------------------------------------

Net loss                                   $ (377,881)      $ (315,386)      $   (601,853)      $ (1,377,274)        $   (9,268,428)
------------------------------------------------------------------------------------------------------------------------------------

Basic and diluted net loss per share of
  common stock (Note 8)                     $    (.09)      $     (.08)      $      (.14)        $      (.33)
------------------------------------------------------------------------------------------------------------------------------------

Weighted average number of common shares
  outstanding - basic and diluted           4,196,204        4,191,475          4,193,886          4,215,272
------------------------------------------------------------------------------------------------------------------------------------

                                                                                     See accompanying notes to financial statements.


                                                 Symbollon Pharmaceuticals, Inc.
                                                   (a Development Stage Company)

                                              Statements of Stockholders' Equity
                                                                        (Note 6)





                                                               Common Stock
                                                              $.001 Par Value                          Deficit
                                      Preferred Stock --------------------------------               Accumulated   Common
                                      $.001 Par Value    Class A           Class B       Additional  During the     Stock
                                      -------------   -------------     --------------    Paid-in    Development Subscriptions
                                      Shares Amount   Shares Amount     Shares  Amount    Capital       Stage     Receivable   Total
------------------------------------------------------------------------------------------------------------------------------------

Balance, January 1, 1992, consisting
  of net losses from July 15, 1986
  (inception) through December 31, 1991    -  $ -          -  $    -         -  $    - $         - $  (143,451)  $   -  $  (143,451)
   Merger and recapitalization, May 1991:
     Issuance of new shares of Symbollon
     Corporation                           -    -          -       -   831,316     831       9,169           -       -       10,000
   Contribution of shares to the Company,
   September                               -    -          -       -   (41,565)    (42)         42           -       -            -
   Issuances of shares                     -    -          -       -   425,251     426     299,574           -       -      300,000
   Net loss for the year                   -    -          -       -         -       -           -    (207,457)      -     (207,457)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1992                 -    -          -       - 1,215,002   1,215     308,785    (350,908)      -      (40,908)
   Issuance of shares, June                -    -          -       -    34,998      35     104,965           -       -      105,000
   Capital contribution as of July         -    -          -       -         -       -     100,000           -       -      100,000
   Warrants issued with bridge financing   -    -          -       -         -       -      25,000           -       -       25,000
   Public offering, December:
     Issuance of shares                    -    -  1,000,000   1,000         -       -   5,999,000           -       -    6,000,000
     Costs of offering                     -    -          -       -         -       -  (1,244,133)          -       -   (1,244,133)
     Sale of unit purchase option          -    -          -       -         -       -         100           -       -          100
   Net loss for the year                   -    -          -       -         -       -           -  (1,186,132)      -   (1,186,132)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1993                 -    -  1,000,000   1,000 1,250,000   1,250   5,293,717  (1,537,040)      -    3,758,927
   Issuance of over-allotment units of
    public offering                        -    -    150,000     150         -       -     899,850           -       -      900,000
   Additional public offering costs        -    -          -       -         -       -     (99,369)          -       -      (99,369)
   Net loss for the year                   -    -          -       -         -       -           -  (1,516,913)      -   (1,516,913)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1994                 -    -  1,150,000   1,150 1,250,000   1,250   6,094,198  (3,053,953)      -    3,042,645
   Warrant conversion, July - August       -    -     77,920      78         -       -     629,126           -       -      629,204
   Conversion of Class B to Class A        -    -     35,287      35   (35,287)    (35)          -           -       -            -
   Stock purchase plan sales               -    -      2,216       2         -       -       9,415           -       -        9,417
   Net loss for the year                   -    -          -       -         -       -           -  (1,373,711)      -   (1,373,711)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                 -  $ -  1,265,423  $1,265 1,214,713  $1,215 $ 6,732,739 $(4,427,664)  $   -  $ 2,307,555
------------------------------------------------------------------------------------------------------------------------------------


                                                 Symbollon Pharmaceuticals, Inc.
                                                   (a Development Stage Company)

                                               Statement of Stockholders' Equity
                                                                        (Note 6)
                                                                     (Continued)




                                                             Common Stock
                                                            $.001 Par Value                            Deficit
                                  Preferred Stock   --------------------------------                 Accumulated   Common
                                  $.001 Par Value      Class A           Class B         Additional  During the    Stock
                                   -------------    ---------------   --------------      Paid-in    Development Subscriptions
                                   Shares Amount    Shares   Amount   Shares  Amount      Capital        Stage    Receivable   Total
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                -   $ -  1,265,423 $1,265  1,214,713  $1,215  $ 6,732,739  $(4,427,664) $  -  $ 2,307,555
   Issuance of preferred stock,
    August                          444,444   444          -      -          -       -      499,555            -     -      499,999
   Conversion of Class B to Class A       -     -     18,438     19    (18,438)    (19)           -            -     -            -
   Stock purchase plan sales              -     -      4,392      4          -       -        7,943            -     -        7,947
   Reduction of warrant conversion costs  -     -          -      -          -       -       33,116            -     -       33,116
   Net loss for the year                  -     -          -      -          -       -            -     (905,415)    -     (905,415)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996          444,444   444  1,288,253  1,288  1,196,275   1,196    7,273,353   (5,333,079)    -    1,943,202
   Conversion of preferred stock,
    May                            (444,444) (444)   444,444    444          -       -            -            -     -            -
   Conversion of Class B to Class A       -     -  1,180,537  1,180 (1,180,537) (1,180)           -            -     -            -
   Stock purchase plan sales              -     -      3,052      4          -       -        3,738            -     -        3,742
   Issuance costs of redeemable
     common stock, August                 -     -          -      -          -       -      (25,000)           -     -      (25,000)
   Net income for the year                -     -          -      -          -       -            -      511,464     -      511,464
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                -     -  2,916,286  2,916     15,738      16    7,252,091   (4,821,615)    -    2,433,408
   Stock purchase plan sales              -     -      3,500      4          -       -        2,621            -     -        2,625
   Net loss for the year                  -     -          -      -          -       -            -     (892,750)    -     (892,750)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1998                -     - 2,919,786   2,920     15,738      16    7,254,712   (5,714,365)    -    1,543,283
   Stock purchase plan sales              -     -     2,940       3          -       -        4,767            -     -        4,770
   Reclass of redeemable common stock,
    March                                 -     -   482,878     483          -       -      499,517            -     -      500,000
   Issuance of shares, October            -     -   836,685     836          -       -    1,355,171            -     -    1,356,007
   Forfeiture of restricted shares,
    December                              -     -  (684,950)   (685)   (15,050)    (15)         700            -     -            -
   Net loss for the year                  -     -         -       -          -       -            -     (730,404)    -     (730,404)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1999                - $   - 3,557,339  $3,557        688  $    1  $ 9,114,867  $(6,444,769)  $ -  $ 2,673,656
------------------------------------------------------------------------------------------------------------------------------------


                                                 Symbollon Pharmaceuticals, Inc.
                                                   (a Development Stage Company)

                                               Statement of Stockholders' Equity
                                                                        (Note 6)
                                                                     (Continued)



                                                         Common Stock
                                                        $.001 Par Value                        Deficit
                                Preferred Stock  -----------------------------               Accumulated    Common
                                $.001 Par Value      Class A        Class B      Additional  During the      Stock
                                ---------------  --------------- -------------    Paid-in    Development  Subscriptions
                                 Shares Amount   Shares   Amount Shares Amount    Capital       Stage      Receivable        Total
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1999           -    $ -  3,557,339  $3,557   688   $  1   $ 9,114,867  $(6,444,769)  $       -    $ 2,673,656
   Issuance of shares, August        -      -    586,910     587     -      -     1,760,143            -           -      1,760,730
   Conversion of Class B to Class A  -      -        688       1  (688)    (1)            -            -           -              -
   Stock purchase plan sales         -      -      2,000       2     -      -         4,748            -           -          4,750
   Forfeiture of restricted shares,
    November                         -      -   (482,878)   (483)    -      -      (499,517)           -           -       (500,000)
   Option exercise, February -
    August                           -      -     44,250      44     -      -       188,575            -           -        188,619
   Net loss for the year             -      -          -       -     -      -             -     (466,651)          -       (466,651)
-------------------------------------------------------------------------------------------------------------  ---------------------

Balance, December 31, 2000           -      -  3,708,309   3,708     -      -    10,568,816   (6,911,420)          -      3,661,104
   Stock purchase plan sales         -      -      1,000       1     -      -         1,499            -           -          1,500
   Option exercise, January -
    November                         -      -    476,895     477     -      -       854,057            -    (834,560)        19,974
   Net loss for the year             -      -          -       -     -      -             -   (1,377,274)          -     (1,377,274)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2001           -      -  4,186,204   4,186     -      -    11,424,372   (8,288,694)   (834,560)     2,305,304
   Option exercise, January -
    May                              -      -     10,000      10     -      -        10,821            -           -         10,831
   Net loss for the year             -      -          -       -     -      -             -     (601,853)          -       (601,853)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2002           -  $   -  4,196,204  $4,196     -   $  -   $11,435,193  $(8,890,547)  $(834,560)   $ 1,714,282
   Net loss for the six months ended
    June 30, 2003 (unaudited)        -      -          -       -     -      -             -     (377,881)          -       (377,881)
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2003 (unaudited)   -  $   -  4,196,204  $4,196     -   $  -   $11,435,193  $(9,268,428)  $(834,560)   $ 1,336,401
------------------------------------------------------------------------------------------------------------------------------------

                                                                                 See accompanying notes to financial statements.


                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                             Statement of Cash Flows





                                                                             Six Months Ended
                                                                                 June 30,
                                                                  --------------------------------
                                                                        2003              2002
                                                                     (unaudited)      (unaudited)
------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                       $  (377,881)       $  (315,386)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization                                     20,013             22,871
     Amortization of debt issuance costs                                    -                  -
     Loss on disposition of equipment and patents                           -                  -
     License fees recognized for common stock forfeiture                    -                  -
     Changes in operating assets and liabilities:
       Accounts receivable                                             77,187            (34,477)
       Inventory                                                      (33,662)            (2,599)
       Prepaid expenses                                                32,402             32,910
       Accounts payable and other current liabilities                  16,481            (94,256)
------------------------------------------------------------------------------------------------------
         Net cash used in operating activities                       (265,460)          (390,937)
------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Purchase of equipment and leasehold improvements                         -            (22,933)
   Patent and trademark cost additions                                (27,118)           (18,324)
   Proceeds from sale of equipment                                          -                  -
   Deposit                                                                  -                  -
------------------------------------------------------------------------------------------------------
         Net cash used in investing activities                        (27,118)           (41,257)
------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Issuance of common stock                                                 -                  -
   Redemption of common stock                                               -                  -
   Warrant and option exercises                                             -             10,830
   Borrowings from stockholders                                             -                  -
   Repayment of borrowings from stockholders                                -                  -
   Sale of option to purchase units                                         -                  -
   Public offering costs                                                    -                  -
   Issuance of preferred stock                                              -                  -
------------------------------------------------------------------------------------------------------
         Net cash provided by financing activities                          -             10,830
------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                 (292,578)          (421,364)

Cash and cash equivalents, beginning of period                      1,244,606          1,946,486
------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                          $   952,028        $ 1,525,122
------------------------------------------------------------------------------------------------------

                                 See accompanying notes to financial statements.

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                            Statements of Cash Flows
                                   (Continued)



                                                                                                            For the
                                                                                                          Period from
                                                                                                         July 15, 1986
                                                                                Year Ended              (Inception) to
                                                                               December 31,                June 30,
                                                                        ------------------------             2003
                                                                         2002               2001         (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                       $  (601,853)       $(1,377,274)          $(9,268,428)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization                                     45,819             43,826               628,022
     Amortization of debt issuance costs                                    -                  -               130,000
     Loss on disposition of equipment and patents                      14,770                  -                53,487
     License fees recognized for common stock forfeiture                    -                  -              (675,000)
     Changes in operating assets and liabilities:
       Accounts receivable                                            (54,119)            34,798               (23,812)
       Inventory                                                       20,290             38,975               (68,304)
       Prepaid expenses                                                   145             (5,839)              (27,001)
       Accounts payable and other current liabilities                 (87,176)            (2,588)              208,626
------------------------------------------------------------------------------------------------------------------------------------
         Net cash used in operating activities                       (662,124)        (1,268,102)           (9,042,410)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Purchase of equipment and leasehold improvements                   (22,933)           (27,787)             (439,232)
   Patent and trademark cost additions                                (28,404)           (74,781)             (668,671)
   Proceeds from sale of equipment                                        750                  -                12,050
   Deposit                                                                  -                  -                (2,364)
------------------------------------------------------------------------------------------------------------------------------------
         Net cash used in investing activities                        (50,587)          (102,568)           (1,098,217)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Issuance of common stock                                                 -              1,500            11,815,692
   Redemption of common stock                                               -           (175,000)             (175,000)
   Warrant and option exercises                                        10,831             19,974               219,425
   Borrowings from stockholders                                             -                  -               253,623
   Repayment of borrowings from stockholders                                -                  -              (127,683)
   Sale of option to purchase units                                         -                  -                   100
   Public offering costs                                                    -                  -            (1,343,502)
   Issuance of preferred stock                                              -                  -               450,000
------------------------------------------------------------------------------------------------------------------------------------
         Net cash provided by (used in) financing activities           10,831           (153,526)           11,092,655
------------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                 (701,880)        (1,524,196)              952,028

Cash and cash equivalents, beginning of period                      1,946,486          3,470,682                     -
------------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                          $ 1,244,606        $ 1,946,486           $   952,028
------------------------------------------------------------------------------------------------------------------------------------

Supplemental information:
   During 2001, the Company issued 462,895 shares of its Class A common stock for a subscription receivable of $834,560. There were no payments made for interest or income taxes during 2002 or 2001.

                                                                                   See accompanying notes to financial statements.


                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)



 1.    Description of                Symbollon Pharmaceuticals, Inc. (formerly
       Business and                  Symbollon Corporation) was formed to
       Basis of                      develop and commercialize proprietary
       Presentation                  iodine-based products for infection control
                                     and  treatment in biomedical and
                                     bioagricultural industries. The Company is in the development stage and its efforts since inception have been principally devoted to research and development, securing patent and trademark protection and raising capital.

                                       The success of future operations is
                                      subject to a number of risks similar to
                                      those of other companies in the same stage of development. Principal among these risks are the Company's cumulative operating losses, no assurance of profitable future operations, early state of market development, competition from substitute products or larger companies, dependence on key personnel and the uncertainty of additional future financing as needed.

 2.    Summary of
       Significant
       Accounting
       Policies

       Interim Financial             The accompanying unaudited financial
       Information                   statements for the six months ended
                                     June 30, 2003 and 2002 and the period from July 15, 1986 (inception) to June 30, 2003 do not contain all of the disclosures required by generally accepted accounting principles. In the opinion of management, the financial statements for these periods reflect all adjustments, all of which are of a normal recurring nature, to fairly present the Company's financial position, results of operations and cash flows. The results of operations for the six-month period ended June 30, 2003 are not necessarily indicative of the results to be expected for the full year.

      Use  of Estimates              The preparation of financial statements in
                                     conformity  with generally  accepted
                                     accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Cash Equivalents              Cash equivalents include
                                     short-term, highly liquid investments with maturities of less than three months when acquired.

       Concentration of              The Company has very few customers.
       Credit Risks                  Customers' financial condition is reviewed
                                     on  an ongoing basis, and collateral is
                                     not required. The Company maintains
                                     reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


       Account Receivable            Accounts receivable are customer
       and Allowance for             obligations due under normal trade terms.
       Doubtful Accounts             The  Company performs continuing credit
                                     evaluations of its customers' financial
                                     condition and generally does not require collateral.

                                     Senior management reviews accounts
                                     receivable on a periodic basis to
                                     determine if any receivables will
                                     potentially be uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible, if any, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to the Company, it believes an allowance for doubtful accounts is not necessary as of December 31, 2002 and June 30, 2003. However, actual write-offs might exceed the Company's estimates.

       Inventory                     Inventory is stated at the lower of cost
                                     (determined on a first-in, first-out basis) or market.

       Long-Lived Assets             Long-lived assets, such as
                                     intangible assets and property and
                                     equipment are evaluated for impairment
                                     when events or changes in circumstances
                                     indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

                                     In August 2001, the Financial Accounting
                                     Standards Board issued Statement of
                                     Financial Standards No. 144 (SFAS 144),
                                     "Accounting for the Impairment or Disposal of Long-Lived Assets:" This statement supersedes Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and amends Accounting Principles Board Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 retained the fundamental provisions of SFAS 121 for recognition and measurement of impairment, but amended the accounting and reporting standards for segments of a business to be disposed of. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The provisions of SFAS 144 generally are to be applied prospectively. The adoption of SFAS 144 did not have a material impact on the Company's financial position or results of operations.

       Depreciation and              Equipment  is  stated  at cost and is
       Amortization                  depreciated  over its  estimated  useful
                                     life (ranging from 5-7 years) using the
                                     straight-line  method.  Leasehold
                                     improvements are stated at cost and are
                                     being amortized by the straight-line method over the 10 year term of the lease which is less than their estimated useful lives.

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


 2.    Summary of
       Significant
       Accounting
       Policies
       (Continued)

       Intangible Assets             Intangible assets subject to amortization
                                     consist of patents and trademarks totaling
                                     $305,326  at  December  31,  2002 and June
                                     30, 2003, respectively. The patents and trademarks have estimated useful lives ranging from 15-17 years and a weighted average useful life of 15.26 years.
                                     Amortization  expense  related to these
                                     assets is estimated to be  approximately
                                     $19,900 per year in fiscal  years 2003
                                     through 2007. Amortization expense for the years ended December 31, 2002 and 2001 totaled $19,068 and $19,609, respectively, and for the six months ended June 30, 2003 and 2002 totaled $10,022 and $9,947, respectively.

                                     Costs related to patent applications are capitalized as incurred and are amortized once the patent application is accepted. Total patent application costs not subject to amortization totaled $94,980 and $122,098 as of December 31, 2002 and June 30, 2003, respectively, and are included in patent and trademark costs in the accompanying balance sheets.

       Income Taxes                  The Company follows the liability method of
                                     accounting  for income  taxes,  as set
                                     forth in SFAS No. 109,  "Accounting  For
                                     Income Taxes." Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amount and the tax basis of assets and liabilities. The Company records a valuation allowance against deferred tax assets unless it is more likely than not that such asset will be realized in future periods.

       Fair value of                 The carrying amounts of cash
       Financial                     and cash equivalents, accounts receivable,
       Instruments                   other  current assets and accounts payable
                                     approximate fair value based on their
                                     short-term  maturities.

       Revenue                       The Company's contract and license fee
       Recognition                   revenues are based on fixed fee
                                     arrangements. Revenues are recognized when all of the Company's obligations under its research and licensing agreements have been performed and collectibility is assured. Product sales are recognized upon shipment.

       Research and                  Research and development costs are expensed
       Development                    as incurred.

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


 2.    Summary of
       Significant
       Accounting
       Policies
       (Continued)

       Stock-Based                   The Company accounts for its stock-based
       Compensation                  compensation plan using the intrinsic value
                                     method.  Accordingly,  there was no
                                     compensation  expense  recognized in 2003,
                                     2002 or 2001. The Company provides pro
                                     forma disclosures for compensation expense under the fair value method of SFAS No.123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for
                                     Stock-Based Compensation-Transition and
                                     Disclosure." If the Company had elected to recognize compensation cost for the plans based on the fair value at the grant date for awards granted under the plans, consistent with the method prescribed by SFAS No. 123, the effect on net loss and earnings per share would have been as follows:

                                      For the Six Months Ended June 30,                           2003                2002
                                      --------------------------------------------------------------------------------------
                                      Net loss                                              $ (377,881)      $    (315,386)

                                      Add: Stock-based employee compensation
                                        expense included in reported net income,
                                        net of related tax effects                                   -                   -

                                      Deduct: Total stock-based employee
                                        contribution determined under fair
                                        value method of all awards, net of
                                        related tax effects                                     (3,300)            (80,518)
                                      --------------------------------------------------------------------------------------

                                      Basic and diluted loss per share                      $ (381,181)      $    (395,904)
                                      --------------------------------------------------------------------------------------

                                      Basic and diluted loss per share:
                                         As reported                                        $     (.09)      $        (.08)
                                         Pro forma                                          $     (.09)      $        (.09)



                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


 2.    Summary of
       Significant
       Accounting
       Policies
       (Continued)

       Stock-Based                    For the Year Ended December 31,                             2002                2001
       Compensation                   --------------------------------------------------------------------------------------
       (Continued)

                                      Net loss                                              $ (601,853)      $  (1,377,274)

                                      Add: Stock-based employee compensation
                                        expense included in reported net income,
                                        net of related tax effects                                   -                   -

                                      Deduct: Total stock-based employee
                                        contribution determined under fair
                                        value method of all awards, net of
                                        related tax effects                                   (161,036)           (264,525)
                                      --------------------------------------------------------------------------------------

                                      Basic and diluted loss per share                      $ (762,889)      $  (1,641,799)
                                      --------------------------------------------------------------------------------------

                                      Basic and diluted loss per share:
                                         As reported                                        $     (.14)      $        (.33)
                                         Pro forma                                          $     (.18)      $        (.39)

                                     The fair value of the Company's stock
                                     options used to compute the pro forma net loss and net loss per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for 2003, 2002 and 2001, respectively: dividend yield of 0% for all years; expected volatility of 80%, 70% and 46%; a risk-free interest rate of between 1.59% and 1.76%, 4.49% and 4.72% and 4.60%
                                     and 5.25% and an expected holding period of 8 to 9 years, 2 to 9 years and 7 to 10 years, respectively.

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


 2.    Summary of
       Significant
       Accounting
       Policies
       (Continued)

       Loss Per Share                The Company follows SFAS No. 128, "Earnings
                                     per Share." Under SFAS No. 128,  basic
                                     earnings per share excludes the effect of any dilutive options, warrants or convertible securities and is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing the net loss available to common shareholders by the sum of the weighted average number of common shares and common share equivalents computed using the average market price for the period under the treasury stock method.

       Recent                        In April 2002, the FASB issued SFAS No.145,
       Accounting                    Rescission of FASB SFAS Nos.  4, 44 and 64,
       Statements                    Amendment of FASB Statement No. 13 and
                                     Technical Corrections. SFAS No. Standards
                                     145 rescinds Statement No. 4, Reporting
                                     Gains and Losses from Extinguishments of Debt, and an amendment of that Statement, FASB Statement No. 64 Extinguishments of
                                     Debt Made to  Satisfy  Sinking-Fund
                                     Requirements. SFAS No. 145 also rescinds
                                     FASB Statement No. 44,  Accounting for
                                     Intangible  Assets of Motor Carriers.  SFAS
                                     No. 145 amends FASB  Statement No. 13,
                                     Accounting for Leases,  to eliminate an
                                     inconsistency between the  required
                                     accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions.
                                     The provision of SFAS No.145 related to the rescission of Statement No. 4 were applied in the fiscal year ending
                                     December 31, 2003.  The provisions of SFAS
                                     No. 145 related to Statement No. 13
                                     is for  transactions  occurring  after
                                     May 15, 2002.  The adoption of SFAS No.
                                     145 has not had a significant impact on its results of operations, financial position or cash flows.

                        Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


       Recent                        In June 2002, the FASB issued SFAS No. 146,
       Accounting                    "Accounting for Costs Associated with Exit
       Standards                     or Disposal  Activities."  This statement
       (Continued)                   superseded  EITF No. 94-3,  "Liability
                                     Recognition  for  Certain  Employee
                                     Termination  Benefits  and Other Costs to
                                     Exit an Activity." Under this statement, a liability or a cost associated with a disposal or exit activity is recognized at fair value when the liability is incurred rather than at the date of an entity's commitment to an exit plan as required under EITF 94-3. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of
                                     SFAS No. 146 has not had a significant
                                     impact on its financial position, results of operations or cash flows.

                                     In December 2002, the FASB issued SFAS
                                     No. 148, "Accounting for Stock-Based
                                     Compensation - Transaction and
                                     Disclosure." SFAS No. 148 amends SFAS No.
                                     123, "Accounting for Stock-Based
                                     Compensation." SFAS No. 148 provides
                                     alternative methods of transition for a
                                     voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, it amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The annual requirements of SFAS No. 148 are effective for fiscal years ended after December 15, 2002 and the interim requirements are effective for interim periods beginning after December 15, 2002. The Company does not plan to transition to the fair value method of accounting for its stock-based employee compensation.

                                     In November 2002, Emerging Issues Task
                                     Force ("EITF") issued EITF No. 00-21,
                                     "Revenue Arrangements with Multiple
                                     Deliverables". EITF 00-21 requires that
                                     consideration received in connection with arrangements involving multiple revenue-generating activities be measured and allocated to each separate unit of accounting in the arrangement. Revenue recognition would be determined separately for each unit of accounting within the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 is not expected to have a material affect on its financial position, results of operations or cash flows.

                                     In November 2002, the FASB issued FIN 45,
                                     "Guarantor's Accounting and Disclosure
                                     Requirements for Guarantees, Including
                                     Indirect Guarantees of Indebtedness of
                                     Others." FIN 45 requires the guarantor to recognize a liability for the contingent and non-contingent component of a guarantee; which means (a) the guarantor has undertaken an obligation to stand ready to perform in the

                        Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


       Recent                        event that specified triggering events or
       Accounting                    conditions occur and (b) the guarantor has
       Standards                     undertaken a contingent obligation to make
       (Continued)                   future payments if such triggering events
                                     or conditions occur. The initial
                                     measurement of this liability is the fair value of the guarantee at inception. The
                                     Company is required to recognize the
                                     liability even
                                     if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. FIN 45 also requires additional disclosures related to guarantees that have certain specified characteristics. The Company was required to adopt, and has adopted the disclosure provisions of FIN 45 in its financial statements as of and for the year ended
                                     December 31, 2002.

                                     Additionally, the recognition and
                                     measurement provisions of FIN 45 are
                                     effective for all guarantees entered into or modified after December 31, 2002.

                                     In January 2003, the FASB issued FIN 46,
                                     "Consolidation of Variable Interest
                                     Entities." FIN 46's consolidation criteria are based on analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change, not a change in the underlying economics of asset sales. FIN 46 is effective for consolidated financial statements issued after June 30, 2003. We believe the adoption of FIN 46 will not have an effect on its financial position, future results of operations or cash flows.

                                     In May 2003, the FASB issued SFAS 149,
                                     "Amendment of Statement 133 on Derivative
                                     Instruments and Hedging Activities." This
                                     Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The changes in this Statement improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS 149 is not expected to have a material affect on its financial position, results of operations or cash flows.

                       Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


       Recent                        In May  2003,  the FASB  issued  SFAS No.
       Accounting                    150,  "Accounting  for  Certain  Financial
       Standards                     Instruments  with  Characteristics  of both
       (Continued)                   Liabilities  and  Equity."  SFAS No.  150
                                     establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability
                                     (or an asset in some circumstances),
                                     because that instrument represents an
                                     obligation. Many of those instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 is not expected to have a material affect on its financial position, results of operations or cash flows.

 3. Inventory                        Inventory consists of the following:

                                                                                                June 30,     December 31,
                                                                                                   2003               2002
                                      --------------------------------------------------------------------------------------
                                      Raw materials                                            $ 51,254           $ 34,190
                                      Finished goods                                             17,050                452
                                      --------------------------------------------------------------------------------------

                                                                                               $ 68,304           $ 34,642
                                      --------------------------------------------------------------------------------------


 4.    Equipment and                 Equipment and leasehold improvements are
       Leasehold                    stated at cost and consist of the following:
       Improvements

                                                                                                 June 30,     December 31,
                                                                                                   2003               2002
                                      --------------------------------------------------------------------------------------
                                      Equipment and fixtures                                  $ 190,018         $  190,018
                                      Leasehold improvements                                     63,146             63,146
                                      --------------------------------------------------------------------------------------

                                                                                                253,164            253,164
                                      Less accumulated depreciation and
                                        amortization                                            186,686            176,694
                                      --------------------------------------------------------------------------------------

                                      Equipment and leasehold improvements, net               $  66,478         $   76,470
                                      --------------------------------------------------------------------------------------

                       Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


 5. Patent and                       Patent and trademark costs consist of the
    Trademark                        following:
    Costs

                                      --------------------------------------------------------------------------------------

                                                                                                June 30,        December 31,
                                                                                                 2003               2002
                                      --------------------------------------------------------------------------------------

                                      Patent costs                                            $ 424,980         $  397,862
                                      Trademark costs                                             2,444              2,444
                                      --------------------------------------------------------------------------------------

                                                                                                427,424            400,306

                                      Less accumulated amortization                              79,560             69,539
                                      --------------------------------------------------------------------------------------

                                      Patent and trademark costs, net                         $ 347,864         $  330,767
                                      --------------------------------------------------------------------------------------

 6.    Stockholders'
       Equity

       Class A and                   The Company has authorized both Class A and
       Class B                       Class B common stock. The Class A and
       Common Stock                  Class B common stock are substantially
                                     identical except that holders of Class A common stock have the right to cast one vote for each share held and the Class B shareholders have the right to cast five votes for each share held. As of June 30, 2003, there were no shares of Class B common stock issued and outstanding.

       Redeemable                    During 1997, the Company entered into a
       Common Stock and              Collaboration and License Agreement and a
       Common Stock                  Stock Purchase Agreement (the "Agreements")
       Forfeitures                   with a pharmaceutical company related to
                                     the development of an ophthalmology
                                     product. Under the terms of the
                                     Agreements, the  pharmaceutical company
                                     purchased a total of
                                     669,545 shares of redeemable Class A
                                     common stock for $850,000, subject to
                                     various restrictions. The Company was
                                     required to redeem such shares if certain cash flow levels were achieved.
                                     Additionally, the pharmaceutical company could return the Class A common stock to the Company in exchange for required milestone payments. On August 4, 1999, the pharmaceutical company returned 93,333 of these shares in consideration for a $175,000 milestone payment due on that date. On August 1, 2001, the Company redeemed the remaining 93,334 of these shares for $175,000.

                      Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


 6.    Stockholders'
       Equity
       (Continued)

       Common Stock                  In fiscal 1999, the Company raised net
       Purchase Warrants             proceeds of $1,356,007 in connection with a
                                     private placement equity offering. The
                                     offering consisted of the sale of 836,685 units, at a price of $1.75 with each unit consisting of one share of the Company's
                                     Class A common stock and one redeemable
                                     common stock warrant. In addition, the
                                     Company issued to the placement agent
                                     60,940 warrants having terms similar to
                                     the common stock warrant issued with each unit. In August 2000, the warrant holders purchased 586,910 shares of Class A common stock at $3.00 per share in accordance with the terms of the warrants. The remaining 310,715 warrants expired on
                                     August 10, 2003.

       Common Stock                  In January 2001, certain officers of the
       Subscriptions                 Company entered into Promissory Notes and
       Receivable                    Pledge Agreements (the "Notes") with the
                                     Company totaling $834,560 in exchange for 462,895 shares of Class A common stock acquired through the exercise of vested stock options. The Notes bear interest at a fixed rate of 5.61% and are due in full on December 31, 2005. The Notes are collateralized by the 462,895 shares of Class A common stock and the Company has full recourse to pursue collection in the event of default. The Company's recourse may be limited to the pledged stock in the event that the officer is no longer employed with the Company and if the then market value of the pledged stock is less than the outstanding principal and accrued but unpaid interest on the officer's Note.

7.     Stock Plans                   The Company has adopted three
                                     stock plans: a stock option plan, an
                                     employee stock purchase plan and a
                                     non-employee directors' stock option plan.

                                     The stock option plan provides for the
                                     grant of incentive stock options,
                                     nonqualified stock options and stock
                                     appreciation rights. At June 30, 2003 the
                                     Company has reserved 1,600,000 shares for issuance under this plan.

                                     The employee stock purchase plan provides for the purchase of Class A common stock at 85 percent of the fair market value at specific dates, to encourage stock ownership by all eligible employees. At June 30, 2003, the Company has reserved 200,000 shares for purchase under this plan. During the years ended December 31, 2002 and 2001, the Company issued none and 1,000 shares, respectively, under the stock purchase plan. During the six months ended June 30, 2003, the Company issued no shares under the stock purchase plan.

                      Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


 7.    Stock Plans                   On May 17, 1995 the Company adopted a
       (Continued)                   non-employee directors' stock option plan
                                     that provides for the grant of nonstatutory stock options automatically on January 1 of each calendar year commencing on January
                                     1, 1996. The Company has reserved 100,000 shares for issuance under the plan. Each outside director shall be granted an option to purchase 2,500 shares of Class A common stock at fair market value, vesting
                                     50% on each of the first two anniversaries of the grant.

                                     Under the above plans 601,342 shares are available for future grant or purchase.

                                     The Company had the following option
                                     activity under the stock option plan and the non-employee directors' stock option plan in 2003, 2002 and 2001:

                                                                                                         Weighted-Average
                                                                                                            Exercise Price
                                                                                          Shares             Per Share
                                      --------------------------------------------------------------------------------------
                                      Balance, December 31, 2000                        1,391,895                $2.68
                                         Granted                                            7,500                 1.61
                                         Exercised                                       (476,895)                1.79
                                         Cancelled                                        (49,500)                2.93
                                      --------------------------------------------------------------------------------------

                                      Balance, December 31, 2001                          873,000                 4.15
                                         Granted                                            7,500                 1.93
                                         Exercised                                        (10,000)                1.08
                                         Cancelled                                       (123,000)                2.27
                                      --------------------------------------------------------------------------------------

                                      Balance, December 31, 2002                          747,500                 4.50
                                         Granted                                            7,500                 0.30
                                      --------------------------------------------------------------------------------------

                                      Balance, June 30, 2003                              755,000                $4.46
                                      --------------------------------------------------------------------------------------

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


 7.    Stock Plans                   All options  outstanding at June 30,  2003
       (Continued)                   are categorized by the following ranges in
                                     the table below:

                                                                                            Weighted-
                                                                        Weighted -           Average
                                                                          Average           Remaining
                                                     Share               Exercise          Contractual          Number of
                                                  Price Range              Price          Life (years)           Shares
                                      --------------------------------------------------------------------------------------

                                           $ 0.30   to   $4.00               $1.90             7.0                  392,500
                                           $ 4.00   to   $9.06               $7.23             1.5                  362,500

                                                                                                                    755,000

                                     All options exercisable at June 30, 2003 are categorized by the following ranges in the table below:

                                                                                            Weighted-
                                                                        Weighted -           Average
                                                                          Average           Remaining
                                                     Share               Exercise          Contractual          Number of
                                                  Price Range              Price          Life (years)           Shares
                                      --------------------------------------------------------------------------------------

                                           $ 1.02   to   $4.00               $1.93             6.7                  281,250
                                           $ 4.00   to   $9.06               $7.23             1.5                  362,500

                                                                                                                    643,750

                                     The weighted-average fair value of
                                     options granted during the years ended
                                     December 31, 2002 and 2001 was $1.93 and
                                     $1.61 per share, respectively, and $.30
                                     for the six months ended June 30, 2003.

8.      Loss Per Share               The Company's basic and
                                     diluted net loss per share of common stock for the years ended December 31, 2002 and 2001 and for the six months ended June 30, 2003 and 2002 is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

                                     The following table summarizes securities that were outstanding as of December 31, 2002 and 2001 but not included in the calculation of diluted net loss per share because such shares are antidilutive:

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


8.     Loss Per Share
       (Continued)

                                      December 31,                                                2002                2001
                                      --------------------------------------------------------------------------------------

                                      Stock options                                            747,500             873,000
                                      Stock warrants                                           310,715             310,715

                                     The following table summarizes securities that were outstanding as of June 30, 2003 and 2002 but not included in the calculation of diluted net loss per share because such shares are antidilutive:

                                      June 30,                                                    2003                2002
                                      --------------------------------------------------------------------------------------

                                      Stock options                                            755,000             747,500
                                      Stock warrants                                           310,715             310,715

9.      Income Taxes                 Deferred income taxes reflect
                                     the impact of "temporary differences"
                                     between the amount of assets and
                                     liabilities for financial reporting
                                     purposes and such amounts as measured by tax laws and regulations. Deferred tax assets are comprised of the following:

                                      December 31,                                                2002                2001
                                      --------------------------------------------------------------------------------------

                                      Tax credits                                         $    402,000       $     363,000
                                      --------------------------------------------------------------------------------------
                                      Net operating loss carryforwards                       3,465,000           3,217,000
                                      --------------------------------------------------------------------------------------

                                      Gross deferred tax asset                               3,867,000           3,580,000

                                      Deferred tax assets valuation
                                        allowance                                           (3,867,000)         (3,580,000)
                                      --------------------------------------------------------------------------------------

                                      Net deferred tax assets                             $          -       $           -
                                      --------------------------------------------------------------------------------------

                                     As of December 31, 2002 and 2001, the
                                     deferred tax assets have been fully offset by valuation allowances, since the realization of such amounts is uncertain.

                                     As of December 31, 2002, the Company has net operating loss carryforwards totaling approximately $8,663,000. The amount of the net operating loss carryforwards which may be utilized in any future period may be subject to certain limitations, based upon changes in the ownership of the Company's common stock.

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


9.     Income Taxes                  The following is a breakdown of the net
       (Continued)                   operating loss expiration period:


                                                                                                             Amount of
                                      Expiration Date                                                      Remaining NOL
                                      --------------------------------------------------------------------------------------

                                      2008                                                                    $    743,000
                                      2009                                                                       1,514,000
                                      2010                                                                       1,374,000
                                      2011                                                                         921,000
                                      2018                                                                         897,000
                                      2019                                                                         739,000
                                      2020                                                                         476,000
                                      2021                                                                       1,387,000
                                      2022                                                                         612,000
                                      ---------------------------------------------------------------------------------------

                                                                                                              $  8,663,000
                                      ---------------------------------------------------------------------------------------

                                     In addition, the Company has available
                                     tax credit carryforwards (adjusted to
                                     reflect provisions of the Tax Reform Act of 1986) of approximately $402,000, which are available to offset future taxable income and income tax liabilities, when earned or incurred. These amounts expire in various years through 2022.

10.    Commitments

       Facilities Lease              The Company leases its research
                                     facilities under an operating lease that expires August 31, 2007. The lease requires payment of real estate taxes and other common area maintenance expenses.
                                     Rent expense for the years ended December
                                     31, 2002 and 2001 was approximately
                                     $34,000 and $33,000, respectively, and for the six months ended June 30, 2003 and 2002 was approximately $18,000 and
                                     $17,000, respectively.

                                     Future minimum rental payments due are as follows:

                                      Year ending December 31,                                                       Total
                                      --------------------------------------------------------------------------------------

                                      2003                                                                       $  36,000
                                      2004                                                                          37,000
                                      2005                                                                          38,000
                                      2006                                                                          40,000
                                      2007                                                                          27,000
                                      ---------------------------------------------------------------------------------------

                                                                                                                 $ 178,000
                                      ---------------------------------------------------------------------------------------

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


10.    Commitments
       (Continued)

       Employment                    The Company has  employment  agreements
       Agreements                    with its  principal officers  providing for
                                     minimum base compensation and severance pay which expire December 31, 2005. For the years ended December 31, 2002 and 2001, the aggregate amount paid under these agreements was $440,000 per year and for the six months ended June 30, 2003 and 2002, the aggregate amount paid under these agreements was $220,000 per year.
                                     The employment agreements provide for
                                     inflationary adjustments and are subject to other increases based on the Board of Directors' approval. Minimum amounts to be paid under these agreements total approximately $440,000 per year.

       Royalty Agreement             A royalty  agreement with one of the
                                     inventors who assigned  certain patent
                                     rights to the Company  provides for
                                     royalties based on a percentage of the licensing revenues received by the Company from products falling within the scope of the patent rights. The percentage varies from 1.5% to 5% depending on the gross revenues received, with maximum royalty payments under the agreement not to exceed $2,884,000. Through June 30, 2003 no royalties have been earned under this agreement.

       Consulting                    The Company has entered into various
       Agreements                    scientific advisory and consulting
                                     agreements to support its development
                                     activities. These agreements generally
                                     expire over several future years. Amounts charged to operations in connection with these agreements for the years ended
                                     December 31, 2002 and 2001 amounted to
                                     approximately $37,000 and $149,900,
                                     respectively, and for the six months ended
                                     June 30, 2003 and 2002 amounted to
                                     approximately $900 and $25,700. The
                                     Company expects to incur similar or higher expenses in future years.

       Finders' Fees                 The Company has entered into
                                     agreements to pay finders' fees for
                                     agreements entered into with certain
                                     companies for investment or revenue
                                     purposes. The finders' fees are based on a percentage of the investment or revenue.

       Employee Benefit              Effective January 1, 1999, the Company
       Plan                          established a Savings Incentive Match Plan
                                     for Employees of Small Employers (SIMPLE)
                                     IRA plan covering substantially all of its employees. The Company makes contributions to the plan at the discretion of the Board of Directors based upon a percentage of employee compensation as provided by the terms of the plan. The Company's contribution to the plan amounted to approximately $13,200 and $14,200 for the years ended December 31, 2002 and 2001, respectively, and approximately $6,600 for the six months ended June 30, 2003 and 2002.

                         Symbollon Pharmaceuticals, Inc.
                          (a Development Stage Company)

                          Notes to Financial Statements
                                   (Continued)
              (Information as of June 30, 2003 and for the periods
                   ended June 30, 2003 and 2002 are unaudited)


11.    Major Customers               Through June 30, 2003,  the Company has
                                     generated its revenue from a small number of customers and collaborative agreements.
                                     Revenues from major customers were
                                     generated as follows:

                                                                                               Net
                                                                                             Product            Contract
                                      Six Months ended June 30, 2003                          Sales              Revenue
                                      --------------------------------------------------------------------------------------

                                      Customer A                                           $   76,434              $     -
                                      --------------------------------------------------------------------------------------

                                                                                           $   76,434              $     -
                                      --------------------------------------------------------------------------------------

                                                                                               Net
                                                                                             Product            Contract
                                      Year ended December 31, 2002                            Sales              Revenue
                                      --------------------------------------------------------------------------------------

                                      Customer A                                           $  379,254              $     -
                                      --------------------------------------------------------------------------------------

                                                                                           $  379,254              $     -
                                      --------------------------------------------------------------------------------------

                                                                                               Net
                                                                                             Product            Contract
                                      Year ended December 31, 2001                            Sales              Revenue
                                      --------------------------------------------------------------------------------------

                                      Customer A                                           $  232,914              $     -
                                      Customer B                                                    -                5,000
                                      --------------------------------------------------------------------------------------

                                                                                           $  232,914              $ 5,000
                                      --------------------------------------------------------------------------------------

                                     For the years ended December 31, 2001 and 2002 and the six months ended June 30, 2003, all net product sales were from a customer based in the United States.

12.    Related Party                 A member of the board of directors provides
       Transactions                  legal services to the Company. Amounts paid
                                    for legal services rendered by the director,
                                     either individually or through his
                                     firm, totaled approximately $51,000 and
                                     $103,000 for the years ended December 31, 2002 and 2001, respectively, and approximately $27,000 and $31,000 for the six months ended June 30, 2003 and 2002, respectively.

                                     The Company exchanges office space for
                                     services with a company owned by the wife and sister-in-law of one of the Company's officers and directors. The officer and director is also a director in the other company. The estimated annual value for 2003 and 2002 of the relationship is $9,800 and $4,900, respectively.

=========================================  =====================================
Please read this prospectus carefully. It
describes our business, products and
services, and financial condition and
results of operations. We have prepared
this prospectus so that you will have
the information necessary to make an
informed investment decision. You should
rely only on the information contained in
this prospectus.  The information                       [GRAPHIC OMITED]
contained in this prospectus is accurate only as of its date, regardless of the time this prospectus is delivered or that our securities are sold. Our selling security owner is offering to sell our securities and seeking offers to buy our securities only in jurisdictions where such offers and sales are permitted.

   ------------------------------                    5,000,000 Shares of
          TABLE OF CONTENTS                               Common Stock
                                      Page
Prospectus Summary....................   3
Risk Factors..........................   4
Use of Proceeds.......................  13
Determination of Offering Price.......  14
Dividend Policy.......................  14           --------------------
Plan of Distribution..................  14                 PROSPECTUS
Capitalization........................  19           --------------------
Selected Consolidated Financial Data..  19
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................  20
Business..............................  23
Description of Property...............  33
Legal Proceedings.....................  34
Management............................  34
Executive Compensation................  37
Certain Transactions..................  40
Principal Stockholders................  41
Selling Stockholders..................  42
Description of Capital Stock..........  43
Shares Eligible for Future Sale.......  44
Transfer Agent and Registrar..........  45
Legal Matters.........................  45
Experts...............................  45
Additional Information................  46
Index to Financial Statements......... F-1
   ------------------------------
Until [90 days from the date of
effectiveness], all dealers effecting
transactions in these securities may be
required to deliver a Prospectus.                                 ,2003
This is in addition to the
obligations of dealers to deliver a
Prospectus when acting as underwriters.
==========================================      ================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

         Please refer to "MANAGEMENT - Limitations on Officer and Director Liability."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         We estimate that the approximate expenses in connection with this Registration Statement will be as follows:

      SEC  registration  fee                                          $ 200
      Legal  fees  and  expenses                                      2,500
      Accounting  fees  and  expenses                                15,000
      Miscellaneous                                                   2,300
                                                            ---------------

      Total                                                         $20,000
                                                            ===============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following is a list of the Registrant's securities sold within the three years prior to the date of the prospectus without registration under the Securities Act of 1933, as amended.

         The Registrant granted options to purchase 345,000 shares our Common Stock to 7 employees and directors under the terms of the Registrant's employee stock option plan and non-employee directors' stock option plan. These options have varying exercise prices. Options to purchase 486,895 shares of Common Stock were exercised by four employees and one consultant. The offer and sale of these securities were exempt from registration under the Securities Act pursuant to Rules 701 and 506 promulgated thereunder.

         The Registrant sold 2,000 shares of our Common Stock to 2 employees under the terms of the Registrant's stock purchase plan. These purchases were made at varying purchase prices. The offer and sale of these securities were exempt from registration under the Securities Act pursuant to Rule 701 and 506 promulgated thereunder.

ITEM 27. EXHIBITS

Exhibits

3.1 Amended Certificate of Incorporation of the Company; including Certificate of Designations, Preferences and Rights of Series
         A Preferred Stock of the Company. (previously filed as exhibit 3.1 to Form 10-QSB for the quarter ended June 30, 2001 and incorporated by reference)
3.2 Amended By-Laws of the Company. (previously filed as exhibit 3.2 to Form 10-QSB for the quarter ended June 30, 1999 and incorporated by reference)
3.3 Agreement of Merger, dated as of August 4, 1993, between the Company and Symbollon Corporation, a Massachusetts corporation (including Certificate of Merger and other state filings). (previously filed as exhibit number 3.3 of the Registration Statement (the "Registration Statement") on Form SB-2 (Registration No. 33-68828) filed on November 24, 1993 and declared effective on December 7, 1993, and incorporated by reference)
4.1 Form of Specimen Class A Common Stock Certificate. (previously filed as exhibit number 4.2 of the Registration Statement and incorporated by reference)
5.1      Opinion regarding legality of shares and Consent of counsel. *
10.1 1993 Stock Option Plan of the Company, as amended. (previously filed as exhibit 10.1 to Form 10-QSB for the quarter ended
         June 30, 1999 and incorporated by reference)
10.2 Employment Agreement, dated December 14, 1999, between the Company and Paul C. Desjourdy. (previously filed as exhibit number 10.2 to Form 10-KSB for the year ended December 31, 1999 and incorporated by reference)
10.3 Employment Agreement, dated December 14, 1999, between the Company and Dr. Jack H. Kessler. (previously filed as exhibit number 10.3 to Form 10-KSB for the year ended December 31, 1999 and incorporated by reference)
10.4 Commercial Lease dated June 5, 1997, between Pine Street Realty Trust and the Company. (previously filed as exhibit number
         10.18 to Form 10-QSB for the quarter ended June 30, 1997 and incorporated by reference)
10.5 Form of Indemnification Agreement between the Company and each officer and director of the Company. (previously filed as exhibit number 10.6 of the Registration Statement and incorporated by reference)
10.6 Marketing and Supply Agreement, dated January 11, 1995 between the Company and West Agro. (previously filed as exhibit number 10.1 to Form 8-K of the Registrant dated January 11, 1995 and incorporated by reference) ***
10.7 Agreement, dated August 31, 1992, among the Company, Dr. Jack H. Kessler and Dr. Robert Rosenbaum. (previously filed as exhibit number 10.8 of the Registration Statement and incorporated by reference)
10.8 Form of Stock Option Agreement to be entered into between the Company and each option holder. (previously filed as exhibit number 10.10 to Form 10-KSB for the year ended December 31, 1993 and incorporated by reference)
10.9     1994  Employee  Stock  Purchase  Plan of the Company.  (incorporated by reference to Exhibit B to the  Company's  1994 Annual
         Stockholders Meeting Proxy Statement filed under cover of Schedule 14A dated May 4, 1994)
10.10 1995 Non-Employee Directors' Stock Option Plan of the Company. (previously filed as exhibit number 10.1 to Form 10-QSB for the quarter ended June 30, 1995 and incorporated by reference)
10.11 Form of Subscription Agreement, dated as of August 10, 1999, between the Company and the purchasers of Units. (previously filed as exhibit number 10.14 to Form 10-QSB for the quarter ended September 30, 1999 and incorporated by reference)
10.12 Promissory Note, dated January 11, 2001, between the Company and Dr. Jack H. Kessler, together with the Pledge Agreement and Letter Agreement related thereto. (previously filed as exhibit number 10.13 to Form 10-KSB for the year ended December 31, 2000 (the `2000 Form 10-KSB") and incorporated by reference)
10.13    Promissory Note, dated January 11, 2001, between the Company and Paul
         C. Desjourdy, together with the Pledge Agreement and Letter Agreement related thereto. (previously filed as exhibit number 10.14 to the 2000 Form 10-KSB and incorporated by reference)
10.14 Investment Agreement, dated October 1, 2003, between the Company and Dutchess Private Equities Fund, L.P. *
10.15 Registration Rights Agreement, dated October 1, 2003, between the Company and Dutchess Private Equities Fund, L.P. *
10.16 Placement Agent Agreement, dated October 1, 2003, between the Company, Dutchess Private Equities Fund, L.P. and Park Capital
         Securities LLC. *
23.1     Consent of BDO Seidman, LLP. *
23.2     Consent by counsel (included in Exhibit 5.1). *
24.1 Power of Attorney (included on the signature page of this registration statement). *
--------------------------------------------------------------------------------
*        Previously filed.
**       Filed herewith.
*** Indicates that material has been omitted and confidential treatment has been granted or requested therefore. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

ITEM 28.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes to:

         (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

         (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         The undersigned Registrant hereby undertakes with respect to the securities being offered and sold in the offering:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (A) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (C) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person relating to the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the Commonwealth of Massachusetts, on November 6, 2003.

                                    SYMBOLLON PHARMACEUTICALS, INC.

                                    By  /s/ Paul C. Desjourdy              .
                                    ------------------------------------
                                    Paul C. Desjourdy, President


         In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.

    Signature                          Title                           Date

  /s/ Jack H. Kessler      Chief Executive Officer,            November 6, 2003
-----------------------    Chief Scientific Officer,
   Jack H. Kessler         Secretary and Chairman
                           of the Board of Directors
                           (Principal Executive Officer)

 /s/ Paul C. Desjourdy     President, Chief Operating Officer, November 6, 2003
-----------------------    Treasurer, General Counsel, Chief
   Paul C. Desjourdy       Financial Officer, and Director
                           (Principal Financial and
                           Accounting Officer)

          *                Director                            November 6, 2003
-----------------------
  James C. Richards

          *                Director                            November 6, 2003
-----------------------
  Richard F. Maradie

          *                Director                            November 6, 2003
-----------------------
 Eugene Lieberstein

* By: Paul C. Desjourdy
      -----------------
      Paul C. Desjourdy, Attorney-in-fact